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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               EATON CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: ............

(2) Aggregate number of securities to which transaction applies: ...............

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ...............................

(4) Proposed maximum aggregate value of transaction: ...........................

(5) Total fee paid: ............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ....................................................

(2) Form, Schedule or Registration Statement No.: ..............................

(3) Filing Party: ..............................................................

(4) Date Filed: ................................................................

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

NOTICE OF MEETING

The 2005 annual meeting of Eaton Corporation shareholders will be held Wednesday, April 27, at 10:30 a.m. local time at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, for the purpose of:

1. Electing directors;

2. Ratifying the appointment of independent auditors; and

3. Considering reports and such other business as may properly come before the meeting.

These matters are more fully described in the following pages.

The record date for the meeting has been fixed by the Board of Directors as the close of business on February 28, 2005. Shareholders of record at that time are entitled to vote at the meeting.

By order of the Board of Directors

/s/ Earl R. Franklin

Earl R. Franklin
Vice President and Secretary

March 18, 2005

Your Vote Is Important

You may vote your shares by using a toll-free telephone number or electronically on the Internet, as described on the proxy form. We encourage you to file your proxy using either of these options if they are available to you. Alternatively, you may mark, sign, date and mail your proxy form in the postage-paid envelope provided. The method by which you vote will not limit your right to vote in person at the annual meeting.

                                    CONTENTS

                                             PAGE
                                             ----
Proxy Solicitation .........................   3
Voting at the Meeting ......................   3
Election of Directors ......................   4
Director Nomination Process.................   8
Security Holder Recommendations of Director
  Candidates................................   8
Director Independence.......................   8
Board Committees ...........................   9
Committee Charters and Policies.............  10
Audit Committee Report......................  11
Compensation of Directors ..................  12
Board of Directors Governance Policies......  13
Executive Sessions of the Outside
  Directors.................................  13
Security Holder Communications to the
  Board.....................................  13
Director Attendance at Annual Meetings......  13
Code of Ethics..............................  13
Executive Compensation .....................  14
Aggregated Option Exercises and Fiscal Year-
  End Values................................  16
Option Grants...............................  16
Long-Term Incentive Plan Awards.............  17
Stock Ownership Guidelines..................  17
Compensation and Organization Committee
  Report....................................  17
Company Stock Performance...................  23
Retirement Plans............................  24
Other Retirement and Compensation
  Arrangements..............................  25
Ratification of the Appointment of
  Independent Auditors .....................  26
Other Business .............................  26
Share Ownership Tables......................  27
Section 16(a) Beneficial Ownership Reporting
  Compliance................................  29
Future Shareholder Proposals ...............  29

APPENDICES
Appendix A:
  Charter of Governance Committee and
  Relevant Policies.........................  29
Appendix B:
  Board of Directors Governance Policies ...  31
Appendix C:
  Board of Directors Independence Criteria
  and Board Policy on Directors' Use of
  Company Planes ...........................  34
Appendix D:
  Charter of Audit Committee ...............  36
Appendix E:
  Charter of Compensation and Organization
  Committee.................................  39
Appendix F:
  Charter of Finance Committee..............  40
Appendix G:
  Code of Ethics ...........................  42

PROXY STATEMENT

EATON CORPORATION
Eaton Center
1111 Superior Avenue
Cleveland, Ohio 44114-2584
216-523-5000

----------------------------------------------

This proxy statement, the accompanying proxy form and Eaton's annual report for the year ended December 31, 2004 are scheduled to be sent to shareholders on or about March 18, 2005.

PROXY SOLICITATION

Eaton's Board of Directors solicits your proxy, in the form enclosed, for use at the 2005 annual meeting of shareholders and any adjournments thereof. The individuals named in the enclosed form of proxy have advised the Board of their intention to vote at the meeting in compliance with instructions on all forms of proxy tendered by shareholders and, where no contrary instruction is indicated on the proxy form, for the election of the individuals nominated to serve as directors, and for ratification of the appointment of Ernst & Young LLP as independent auditors. These matters are described in the following sections of this proxy statement.

Any shareholder giving a proxy may revoke it by giving Eaton notice in writing or by facsimile, electronic mail, or other verifiable communication before the meeting or by revoking it at the meeting. All properly executed or transmitted proxies not revoked will be voted at the meeting.

In addition to soliciting proxies through the mail, certain employees may solicit proxies in person or by telephone or facsimile. Eaton has retained The Proxy Advisory Group of Strategic Stock Surveillance, LLC, 331 Madison Ave., 12th Floor, New York, New York 10017, to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $8,500, plus reasonable out-of-pocket expenses. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Eaton.

VOTING AT THE MEETING

Each Eaton shareholder of record at the close of business on February 28, 2005 is entitled to one vote for each share then held. On February 28, 151,229,096 Eaton common shares (par value, 50c each) were outstanding and entitled to vote.

At the 2005 annual meeting, the inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by Ohio law and Eaton's Amended Regulations, Eaton shareholders present in person or by proxy at the meeting will constitute a quorum. The inspector of election intends to treat as "present" for these purposes shareholders who have submitted properly executed or transmitted proxies that are marked "abstain." The inspector will also treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the meeting.

Director nominees receiving the greatest number of votes will be elected directors. Votes withheld in respect of the election of directors will not be counted in determining the outcome of the election. Adoption of all other proposals to come before the meeting will require the affirmative vote of the holders of a majority of the outstanding Eaton common shares, which requirement is consistent with the general vote requirement in Eaton's Amended Articles of Incorporation. The practical effect of this vote requirement will be that abstentions and shares held in "street name" by brokers that are not voted in respect of those proposals will be treated the same as votes cast against those proposals.

As provided by Ohio law, each shareholder is entitled to cumulative voting rights in the election of directors if any shareholder gives written notice to the President or a Vice President or the Secretary of Eaton at least 48 hours before the time fixed for the meeting, requesting cumulative voting, and if an announcement of that notice is made at the beginning of the meeting by the Chairman or Secretary, or by or on behalf of the shareholder who gave the notice. If cumulative voting is in effect with respect to an election of directors, each shareholder has the right to cumulate his or her voting power by giving one nominee that number of votes which equals the number of directors to be elected multiplied by the number of the shareholder's shares, or by distributing his or her votes on the same principle among two or more nominees, as the shareholder sees fit. If cumulative voting is in effect with respect to the election of directors, the individuals named in the proxy will vote the shares represented by the proxy cumulatively for those nominees that they may determine in their discretion, except that no votes will be cast for any nominee as to whom the shareholder giving the proxy has directed that his or her vote be withheld.

1. ELECTION OF DIRECTORS

The Board of Directors is presently composed of ten members. The terms of four directors will expire in April 2005, and those directors have been nominated for re-election. Three of the nominees were elected at the 2002 annual meeting, and one was elected at the 2003 annual meeting. (See page 5.)

If any of the nominees become unable or decline to serve, the individuals named as proxies in the enclosed proxy form will have the authority to appoint substitute nominees. Eaton's management, however, has no reason to believe that this will occur.

Following is biographical information about each nominee and each director.

NOMINEES FOR ELECTION TO TERMS ENDING IN 2008 OR WHEN THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED:


                              J. R. MILLER PHOTO            G. R. PAGE PHOTO              V. A. PELSON PHOTO
N. C. LAUTENBACH PHOTO

NED C. LAUTENBACH, 61, is a   JOHN R. MILLER, 67, is a      GREGORY R. PAGE, 53, is       VICTOR A. PELSON, 67, is a
principal of Clayton,         retired oil industry          President and Chief           Senior Advisor to UBS
Dubilier & Rice, Inc., a      executive. Mr. Miller was     Operating Officer of          Securities LLC, investment
private equity investment     President, Chief Operating    Cargill, Incorporated, an     bankers. Before becoming
firm specializing in          Officer and a director of     international marketer,       associated with UBS
management buyouts. Before    The Standard Oil Company      processor and distributor of  Securities and its
joining Clayton, Dubilier,    from 1980 to 1986, also       agricultural, food,           predecessors in 1996, Mr.
Mr. Lautenbach was            serving as a member of its    financial and industrial      Pelson was an employee of
associated with IBM from      Management Committee, and     products and services. He     AT&T from 1959 to 1996,
1968 until his retirement in  where he previously held a    was Corporate Vice President  where he held a number of
1998. At IBM, he held         number of other executive     & Sector President,           executive positions,
several executive positions,  positions, including that of  Financial Markets and Red     including Group Executive
including Senior Vice         Vice President, Finance for   Meat Group of Cargill in      and President responsible
President and Group           three years. He is currently  1998, Corporate Executive     for the Communications
Executive - Sales and         a director of Cambrex         Vice President, Financial     Services Group, Executive
Distribution, and was a       Corporation and Graphic       Markets and Red Meat Group    Vice President and member of
member of IBM's Corporate     Packaging Corporation. Mr.    in 1999, and became           the Management Executive
Executive Committee. From     Miller was a member of the    President and Chief           Committee. At the time of
1999 to 2002, Mr. Lautenbach  Board of the Federal Reserve  Operating Officer in 2000.    his retirement from AT&T,
served as Chief Executive     Bank of Cleveland from 1986   Mr. Page is a director of     Mr. Pelson was Chairman of
Officer of Acterna            to 1993, serving as its       Cargill, Incorporated.        Global Operations and a
Corporation, a global         Chairman during the last two  DIRECTOR SINCE 2003           member of the Board of
provider of communications    of those years. From 2000 to                                Directors. Mr. Pelson is a
test equipment, software and  2003 he was Chairman,                                       director of Dun & Bradstreet
services, which filed and     President and Chief                                         and United Parcel Service.
had approved in 2003 a        Executive Officer of                                        DIRECTOR SINCE 1994
voluntary plan of             Petroleum Partners, Inc., a
reorganization under Chapter  provider of outsourcing
11. Mr. Lautenbach is a       services to the petroleum
member of the Board of        industry.
Trustees of Fidelity          DIRECTOR SINCE 1985
Investments and a member of
the Council on Foreign
Relations.
DIRECTOR SINCE 1997

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL APRIL 2006:


                                  G. L. TOOKER PHOTO                D. L. McCOY PHOTO
A. M. CUTLER PHOTO

ALEXANDER M. CUTLER, 53, is       GARY L. TOOKER, 65, is an         DEBORAH L. MCCOY, 50, is
Chairman, Chief Executive         independent consultant and        Senior Vice President,
Officer and President of          former Chairman of the            Flight Operations of
Eaton Corporation. Mr.            Board, Chief Executive            Continental Airlines, Inc.
Cutler joined Cutler-Hammer,      Officer and Director of           She joined Continental as a
Inc. in 1975, which was           Motorola, Inc., a                 pilot in 1979, advanced
subsequently acquired by          manufacturer of electronics       through several senior pilot
Eaton, and became President       equipment. Mr. Tooker became      positions to become Senior
of Eaton's Industrial Group       Motorola's President in           Director, Operations
in 1986 and President of the      1990, Vice Chairman and           Performance in 1994, Vice
Controls Group in 1989. He        Chief Executive Officer in        President, Inflight and
advanced to Executive Vice        1993, Chairman in 1997, and       Standards Training and
President -- Operations in        retired from Motorola in          Performance in 1996, and
1991, was elected Executive       1999. Mr. Tooker is a             Vice President, Flight
Vice President and Chief          director of Avnet, Inc. and       Training and Inflight in
Operating                         Axcelis Technologies, Inc.        1997. Ms. McCoy assumed her
Officer -- Controls in 1993,      He serves on the Board of         present position in 1999.
President and Chief               Trustees of Morehouse             DIRECTOR SINCE 2000
Operating Officer in 1995,        College.
and assumed his present           DIRECTOR SINCE 1992
position in 2000. Mr. Cutler
is a director of Axcelis
Technologies, Inc. and
KeyCorp.
DIRECTOR SINCE 1993

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL APRIL 2007:


                                  E. GREEN PHOTO                    K. M. PATEL PHOTO
M. J. CRITELLI PHOTO

MICHAEL J. CRITELLI, 56, is       ERNIE GREEN, 66, is founder,      KIRAN M. PATEL, 56, is
Chairman and Chief Executive      President and Chief               Executive Vice President and
Officer of Pitney Bowes           Executive Officer of Ernie        Chief Financial Officer of
Inc., a provider of               Green Industries, Inc., a         Solectron Corporation, a
messaging and advanced            manufacturer of automotive        provider of electronics
business communications           components. He is also            manufacturing services.
solutions. Mr. Critelli is        President of Florida              Prior to joining Solectron
non-executive Chairman of         Production Engineering,           in 2001, he was associated
the National Urban League.        Inc., a subsidiary of Ernie       with Cummins Inc. for 27
DIRECTOR SINCE 1998               Green Industries. He is a         years, where he served as
                                  director of DP&L Inc. and         Vice President and Chief
                                  Pitney Bowes Inc., and            Financial Officer from 1996
                                  non-executive Chairman of         to 2000. In 2000-2001, Mr.
                                  the Foundation Board of           Patel was the Chief
                                  Central State University.         Financial Officer of
                                  DIRECTOR SINCE 1995               iMotors, an Internet-based
                                                                    valued-added retailer of
                                                                    used cars. He is a member of
                                                                    the American Institute of
                                                                    Certified Public
                                                                    Accountants, the Tennessee
                                                                    Society of Certified Public
                                                                    Accountants, and the
                                                                    Financial Executives
                                                                    Institute. He is a director
                                                                    of Westport Innovations,
                                                                    Inc.
                                                                    DIRECTOR SINCE 2003

DIRECTOR NOMINATION PROCESS -- The Governance Committee of the Board, comprised entirely of directors who meet the independence requirements of the New York Stock Exchange, is responsible for overseeing the process of nominating individuals to stand for election as directors. The Governance Committee's current charter is available on the Company's website (www.eaton.com) under the heading "Corporate Governance" and is included in this proxy statement as Appendix A.

Any director candidates recommended by the Company's security holders are given consideration by the Governance Committee, consistent with the process used for all candidates. Security holders may submit recommendations in the manner described on this page under the heading "Security Holder Recommendations of Director Candidates."

All potential director candidates are reviewed by the Governance Committee in consultation with the Chairman and Chief Executive Officer, typically with the assistance of a professional search firm retained by the Committee. The Committee decides whether to recommend one or more candidates to the Board of Directors for nomination. Candidates who are ultimately nominated by the Board stand for election by the shareholders at the annual meeting. (Between annual meetings, in rare cases, nominees may be elected by the Board itself.)

In order to be recommended by the Governance Committee, a candidate must meet the following minimum qualifications, as described in the Company's Board of Directors Governance Policies: personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to the Company's objectives, and a sensitivity to the Company's corporate responsibilities. In addition, the Governance Committee from time to time looks for individuals with specific qualifications so that the Board as a whole may maintain an appropriate mix both of experience, background, expertise and skills, and of age, gender, ethnic and racial diversity. These specific qualifications may vary from one year to another, depending upon the composition of the Board at that time.

The Board of Directors Governance Policies are available on the Company's website (www.eaton.com) under the heading "Corporate Governance" and are included in this proxy statement as Appendix B. Printed copies will also be provided free of charge upon request. Requests for printed copies should be directed to the Company's Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

SECURITY HOLDER RECOMMENDATIONS OF DIRECTOR CANDIDATES -- The Governance Committee will consider individuals for nomination to stand for election as directors who are recommended to it in writing by any Eaton security holder. Any security holder wishing to recommend an individual as a nominee for election at the annual meeting of shareholders to be held in 2006 should send a signed letter of recommendation, to be received before November 4, 2005, to the following address: Eaton Corporation, Eaton Center, Cleveland, Ohio 44114-2584, attention Corporate Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director.

DIRECTOR INDEPENDENCE -- The Board of Directors Governance Policies, which are available on the Company's website (www.eaton.com) under the heading "Corporate Governance" and are included as Appendix B to this proxy statement, provide that all outside directors should be independent. The listing standards of the New York Stock Exchange state that no director can qualify as "independent" unless the Board of Directors affirmatively determines, and discloses in the Company's annual proxy statement, that the director has no material relationship with the Company, and unless the Company discloses the basis for the Board's determination. Additional, and more stringent, standards of independence are required of Audit Committee members.

The Board of Directors has adopted certain independence criteria, which are consistent with the New York Stock Exchange requirements, for the purpose of determining each director's independence. These criteria are also available on the Company's website (www.eaton.com) under the heading "Corporate Governance" and are included as Appendix C to this proxy statement. Since director independence includes consideration of the nature and amount of compensation paid by the Company to its directors, the Board has adopted a policy to determine when a director is deemed to have received "compensation" in connection with use of Company planes. This policy is also available on the Company's website and is included in Appendix C. The Board of Directors and its Governance Committee have applied these independence criteria and the policy on plane usage in assessing the independence of each member of the Board.

The Board of Directors has affirmatively determined that none of the members of the Board other than Mr. Cutler has a material relationship with the Company and that each of the following directors qualifies as independent under the Board's independence criteria and the New York Stock Exchange criteria: Michael J. Critelli, Ernie Green, Ned C. Lautenbach, Deborah L. McCoy, John R. Miller, Gregory R. Page, Kiran M. Patel, Victor A. Pelson and Gary L. Tooker. The Board has also affirmatively determined that each member of the Audit Committee meets the additional standards of independence required of them under both sets of criteria.

BOARD COMMITTEES -- The Board of Directors has the following standing committees: Audit, Compensation and Organization, Executive, Finance and Governance.

Audit Committee. The functions of the Audit Committee include assisting the Board in overseeing the integrity of the Company's financial statements and its systems of internal accounting and financial controls; the independence, qualifications and performance of the Company's independent auditor; the performance of the internal auditors; and the Company's compliance with legal and regulatory requirements. The Audit Committee exercises sole authority to appoint, terminate and compensate the independent auditor and pre-approves all auditing services and permitted non-audit services to be performed for the Company by the independent auditor. Among its other responsibilities, the Committee meets regularly with the Company's chief financial officer, Director-Audits, independent auditor and Director-Global Ethics in separate executive sessions; prepares the Committee's report to be included in the Company's annual proxy statement; assures that performance evaluations of the Audit Committee are conducted annually; and establishes procedures for the proper handling of complaints concerning accounting or auditing matters.

Each Committee member meets the independence requirements, and all Committee members collectively meet the other requirements, of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, and rules adopted thereunder by the Securities and Exchange Commission. Further, Committee members are prohibited from serving on more than two other public company audit committees. The Board of Directors has determined that each member of the Audit Committee is financially literate, that at least one member has accounting or related financial management expertise and that two members, John R. Miller and Kiran M. Patel, qualify as audit committee financial experts, as defined in Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934. The Audit Committee held eight meetings in 2004. Present members are Ms. McCoy and Messrs. Miller, Patel and Pelson.

Compensation and Organization Committee. The functions of the Compensation and Organization Committee include reviewing proposed organization or responsibility changes at the officer level; evaluating the performance of the Chief Executive Officer and reviewing the performance evaluations of the other elected officers; reviewing succession planning for key officer positions; recommending the individual to assume the position of Chief Executive Officer if that position becomes vacant; and reviewing the Company's practices for the recruitment and development of a diverse talent pool. The Committee is also responsible for determining the salary of each elected officer of the Company, subject to discussion by the Board and endorsement by the independent directors; reviewing awards to elected officers under the Executive Incentive Compensation Plan and the aggregate amount of awards under the Plan; adjusting that amount as appropriate within the terms of the Plan; establishing and subsequently determining the attainment of performance objectives under the Company's short-term and long-term incentive compensation plans; annually reviewing awards to elected officers under the Company's long-term incentive compensation plans; administering stock option plans and reviewing compensation practices as they relate to key employees to confirm that those plans remain equitable and competitive, as well as reviewing significant new employee benefit plans or significant changes in such plans or changes with a disproportionate effect on the Company's officers or primarily benefiting key employees; and preparing an annual report for the Company's proxy statement regarding executive compensation. The Compensation and Organization Committee held six meetings in 2004. Present members are Messrs. Critelli, Green, Lautenbach, Page and Tooker.

Executive Committee. The functions of the Executive Committee include all of the functions of the Board of Directors other than the filling of vacancies in the Board of Directors or in any of its committees. The Executive Committee acts upon matters requiring Board action during the intervals between Board meetings. The Executive Committee did not meet during 2004. Mr. Cutler is a member of the Committee for the full twelve-month term, and each of the non-employee directors serves a four-month term.

Finance Committee. The functions of the Finance Committee include the periodic review of the Company's financial condition and the recommendation of financial policies to the Board; analyzing Company policy regarding its debt-to-equity relationship; reviewing and making recommendations to the Board regarding the Company's dividend policy; reviewing the Company's cash flow, proposals for long- and short-term debt financing and the risk management program; meeting with and reviewing the performance of management pension committees and any other fiduciaries appointed by the Board for pension and profit-sharing retirement plans; and reviewing the key assumptions used to calculate annual pension expense. The Finance Committee held three meetings in 2004. Present members are Messrs. Lautenbach, Miller, Page, Pelson and Tooker.

Governance Committee. The responsibilities of the Governance Committee include recommending to the Board improvements in the Company's corporate governance processes and any changes in the Board Governance Policies; advising the Board on changes in the size and composition of the Board; making recommendations to the Board regarding the structure and responsibilities of Board committees; and annually submitting to the Board candidates for members and chairs of each standing Board committee. The Governance Committee, in consultation with the Chief Executive Officer, identifies and recommends to the Board candidates for Board membership, reviews the nomination of directors for re-election; oversees the orientation of new directors and the ongoing education of the Board; recommends to the Board compensation of non-employee directors; administers the Board's policy on director retirements and resignations; administers the directors' stock ownership guidelines; and recommends to the Board guidelines and procedures to be used by the directors to evaluate the Board's performance. The responsibilities of the Governance Committee also include providing oversight regarding significant public policy issues with respect to the Company's relationships with shareholders, employees, customers, competitors, suppliers and the communities in which the Company operates, including such areas as ethics compliance, environmental, health and safety issues, diversity and equal employment opportunity, community relations, government relations, charitable contributions, shareholder and investor relations and the Eaton Philosophy -- Excellence through People. The Governance Committee held four meetings in 2004. Present members are Ms. McCoy and Messrs. Critelli, Green, Miller and Patel.

COMMITTEE CHARTERS AND POLICIES -- The Board of Directors revised the charters of the Audit Committee, the Compensation and Organization Committee and the Governance

Committee most recently in February 2005, and the charter of the Finance Committee in January 2004. The charter of the Governance Committee is attached to this proxy statement as Appendix A, the charter of the Audit Committee is attached as Appendix D, the charter of the Compensation and Organization Committee is attached as Appendix E, and the charter of the Finance Committee is attached as Appendix F. These charters also are available on the Company's website (www.eaton.com) under the heading "Corporate Governance." Printed copies will also be provided free of charge upon request. Requests for printed copies should be directed to the Company's Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

In addition to the Board of Directors Governance Policies, certain other policies relating to corporate governance matters have been adopted by several Board Committees, or by the Board itself upon the Committees' recommendation. Summaries of these policies are included in Appendices A and D.

The Board of Directors held eleven meetings in 2004. All directors attended at least 75% of the meetings of the Board and its committees. The average rate of attendance for all directors was 95%.

AUDIT COMMITTEE REPORT -- The Audit Committee of the Board of Directors is responsible to assist the Board in overseeing (1) the integrity of the Company's financial statements and its systems of internal accounting and financial controls, (2) the independence, qualifications and performance of the Company's independent auditor, (3) the performance of the Company's internal auditors and
(4) the Company's compliance with legal and regulatory requirements. The Committee's specific responsibilities, as described in its charter, include the sole authority to appoint, terminate and compensate the Company's independent auditor, and to pre-approve all audit services and other services to be provided to the Company by the independent auditor. The Committee is comprised of four Directors, all of whom are independent under the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange.

The Board of Directors amended the Committee's charter most recently on February 23, 2005. A copy of the charter is attached as Appendix D to this Proxy Statement.

In carrying out its responsibilities, the Audit Committee has reviewed, and has discussed with the Company's management, the Company's 2004 audited financial statements.

The Committee has discussed with Ernst & Young LLP, the Company's independent auditor, the matters required to be discussed by generally accepted auditing standards.

The Committee has also received the written disclosures from Ernst & Young regarding their independence from the Company that are required by Independence Standards Board Standard No. 1, has discussed with Ernst & Young their independence and has considered the compatibility of their services, other than their audit services, with their independence.

For 2003 and 2004, Ernst & Young's fees for various types of services to the Company were as shown below:

                             2004            2003
                         -------------   ------------
Audit Fees.............  $14.5 million   $7.3 million
 Includes
 Sarbanes-Oxley Section
 404 attest services
Audit-Related Fees.....    1.5 million    1.3 million
 Includes employee
 benefit plan audits
 and business
 acquisitions and
 divestitures
Tax Fees...............    6.8 million    5.4 million
 Tax compliance
 services                  4.5 million    3.5 million
 Tax advisory services     2.3 million    1.9 million
All Other Fees             0.4 million    0.1 million
 Includes expatriate
 administrative
 services

The Audit Committee did not approve any of the services shown in the above four categories through the use of the "de minimis" exception permitted by SEC rules.

The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company's independent auditors: services are pre-approved from time to time by the Committee or by the Committee Chair on its behalf. As to any services approved by the Committee Chair, the approval is made in writing and is reported to the Committee at the following meeting of the Committee.

Based upon the Committee's reviews and discussions referred to above, and in reliance upon them, the Committee has recommended to the Board of Directors that the Company's audited financial statements for 2004 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, and the Board has approved their inclusion.

Respectfully submitted to the Company's shareholders by the Audit Committee of the Board of Directors.

Victor A. Pelson, Chair
Deborah L. McCoy
John R. Miller
Kiran M. Patel

COMPENSATION OF DIRECTORS -- Employee directors are not compensated for their services as directors. Non-employee directors receive an annual retainer of $60,000. The Chair of the Finance Committee receives an annual retainer of $5,000; the Chair of the Compensation and Organization Committee and the Chair of the Governance Committee each receives an annual retainer of $7,500; and the Chair of the Audit Committee receives an annual retainer of $10,000. Non-employee directors also receive a fee of $2,000 for each Board meeting attended and for attendance at any special presentation on non-Board meeting days, and a fee of $2,000 for each Board committee and shareholder meeting attended.

Non-employee directors first elected before 1996 may defer payment of their annual fees not to exceed $30,000 at a rate of interest specified in their deferred compensation agreements. The rate of interest is based upon the number of years until the annual meeting following a director's 68th birthday and is higher than prevailing market rates. Under a separate deferral plan, all non-employee directors may defer payment of their fees at a rate of return which varies, depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion which the director elects, is converted to share units and earns share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year Treasury note returns plus 300 basis points. Short-term compensation earns 13-week Treasury bill returns. These arrangements provide for accelerated lump sum or installment payments upon termination of service in the context of a change in control of the Company and, with respect to amounts deferred prior to January 1, 2005 under certain of these arrangements, upon a failure by the Company to pay.

Under the Company's Stock Plans, as approved by the shareholders, each newly-elected non-employee director automatically is granted a stock option for 10,000 shares upon the date of his or her election. So long as each non-employee director continues to serve in that capacity, beginning in the year after the director receives his or her initial grant, he or she is automatically granted an option for a number of shares equal to the quotient resulting from dividing (i) four times the annual retainer for each non-employee director in effect on the granting date, by (ii) the closing price of an Eaton common share on the New York Stock Exchange Composite Transactions on the last business day immediately preceding the granting date. The granting date is the Tuesday immediately before the fourth Wednesday of each January. Options granted to non-employee directors have an exercise price equal to the fair market value of the shares on the date of the grant, vest in six months, and have an exercise period of ten years.

Upon leaving the Board, non-employee directors who were first elected prior to 1996 are eligible to receive an annual benefit, as described below. For Board service of at least five years, eligible directors receive an annual benefit equal to the annual retainer in effect at the time the directors leave the Board. Eligible directors having fewer than five years but more than one year of Board service at the time of their Board retirement receive a proportionately reduced annual benefit. The annual benefit is paid for the lesser of ten years or life. The present value of payments under this plan will be paid in a lump sum upon a "proposed change in control" of the Company, unless otherwise determined by a committee of the Board. Directors who are first elected in 1996 or later are not eligible to receive the annual benefit.

BOARD OF DIRECTORS GOVERNANCE POLICIES -- The Board of Directors revised the Board of Directors Governance Policies most recently in February 2005, as recommended by the Governance Committee of the Board. The revised Governance Policies are attached as Appendix B to this proxy statement.

EXECUTIVE SESSIONS OF THE OUTSIDE DIRECTORS -- The policy of the Board of Directors is that the outside directors meet in Executive Session at each regular Board meeting, without the Chairman and Chief Executive Officer or other members of management present, to discuss whatever topics they may deem appropriate. The outside directors who chair the Audit Committee, Compensation and Organization Committee, Finance Committee and Governance Committee chair the Executive Sessions on a rotating basis. Shown below are the months when Board meetings are held and the outside director who chairs each Executive Session:

January    --  Chair of the Compensation and
               Organization Committee
February   --  Chair of the Audit Committee
April      --  Chair of the Governance
               Committee
July       --  Chair of the Finance Committee
September  --  Chair of the Audit Committee
October    --  Chair of the Compensation and
               Organization Committee

The policy of the Board of Directors is that at least one such Executive Session is held every year attended only by directors who meet the independence criteria of the Board of Directors and of the New York Stock Exchange. At the present time, all outside directors meet these criteria.

At each meeting of the Audit, Compensation and Organization, Finance and Governance Committees, an Executive Session is held at which only the Committee members (all of whom qualify as independent) are in attendance, without any members of the Company's management present, to discuss whatever topics they may deem appropriate.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD -- The Company's Board of Directors provides the following process for security holders and other interested parties to send communications to the Board or the non-management directors:

Security holders and other interested parties may send such communications by mail or courier delivery addressed as follows:

  Mr. Earl R. Franklin
  Vice President and Secretary
  Eaton Corporation
  Eaton Center
  1111 Superior Avenue
  Cleveland, Ohio 44114-2584

In general, the Vice President and Secretary forwards all such communications to the Chair of the Governance Committee. The Governance Committee Chair in turn determines whether the communications should be forwarded to other members of the Board and, if so, forwards them accordingly. However, for communications addressed to a particular member of the Board (e.g., the director who will chair a particular Executive Session), the Chair of a particular Board Committee or the non-management directors as a group, the Vice President and Secretary forwards those communications directly to the Board member or members in question.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS -- The policy of the Company's Board of Directors is that all directors should attend Annual Meetings and are compensated for their attendance. At the Company's 2004 Annual Meeting, held April 28, 2004, all ten members of the Board were in attendance.

CODE OF ETHICS -- The Company has a Code of Ethics that was approved by the Board of Directors. The Company provides training globally for all employees on its Code of Ethics. Eaton requires that all directors, officers and employees of Eaton, its subsidiaries and affiliates abide by the Company's Code of Ethics, which is attached as Appendix G to this proxy statement. The Code of Ethics is also available on the Company's website (www.eaton.com) under the heading "Global Ethics." Printed copies will also be provided free of charge upon request. Requests for printed copies should be directed to the Company's Investor Relations Office, Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

EXECUTIVE COMPENSATION -- The following table summarizes the total compensation of the Chairman and Chief Executive Officer of Eaton and the four other most highly compensated executive officers for fiscal year 2004. The table also summarizes compensation of the named executive officers for fiscal years 2003 and 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                           ----------------------------------
                                                                                  AWARDS            PAYOUTS
                                                                           ---------------------   ----------
                                                                           RESTRICTED    STOCK
                                     ANNUAL COMPENSATION    OTHER ANNUAL     STOCK      OPTIONS    LONG-TERM     ALL OTHER
                                    ---------------------   COMPENSATION    AWARD(S)    (SHARES)   INCENTIVE    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR    SALARY      BONUS          (1)           (2)         (3)       PAYOUTS         (4)
-------------------------------------------------------------------------------------------------------------
A. M. Cutler                 2004   $979,334   $2,167,440     $122,552     $1,593,000   242,000    $4,517,381    $  20,806
  Chairman,                  2003    950,004    1,504,807      106,726        931,665   242,000     1,826,660       19,266
  Chief Executive Officer    2002    950,004    1,745,633      100,720        944,790   224,000       918,496       18,151
  and President
C. Arnold                    2004   $431,060   $  716,958     $    963     $        0    44,000    $1,309,049    $  11,128
  Senior Vice President      2003    411,750      445,372            0        175,125    44,000       602,763        9,303
  and Group Executive--      2002    399,125      456,934            0        204,500    44,000       326,552        8,928
  Fluid Power
R. W. Carson                 2004   $439,740   $  696,549     $ 12,124     $        0    44,000    $1,309,049    $  13,629
  Senior Vice President      2003    437,588      452,125        4,526        175,125    44,000       822,483       13,681
  and Group Executive--      2002    418,614      515,456       14,495        204,500    44,000       363,468       52,358
  Electrical
R. H. Fearon                 2004   $456,770   $  761,298     $      0     $  295,000    44,000    $1,028,563    $  11,064
  Executive Vice             2003    439,184      476,110            0        175,125    44,000       407,289       12,900
  President--                2002    301,045      507,616       45,874        422,900    44,000        73,909      171,891
  Chief Financial and
  Planning Officer
J. E. Sweetnam               2004   $406,440   $  658,619     $ 12,776     $        0    44,000    $1,207,428    $  87,063
  Senior Vice President      2003    390,702      404,881       18,567        175,125    44,000       469,350       27,896
  and Group Executive--      2002    373,344      438,589            0        204,500    44,000       264,079       11,056
  Truck
-------------------------------------------------------------------------------------------------------------

(1) Reported in this column is annual compensation representing (i) amounts reimbursed by the Company for the payment of income taxes on personal benefits and (ii) $99,202 in executive perquisites received by Mr. Cutler in 2004, including $45,600 which represents the incremental cost for personal use of the Company-owned aircraft. Due to concerns for personal security, the Board of Directors has directed Mr. Cutler to use the Company-owned aircraft for his and his family's personal travel.

(2) The restricted stock awards shown in the table for 2004 vest as follows: A.
    M. Cutler, 20% after 24 months, an additional 20% after 36 months, an additional 30% after 48 months, and the remaining 30% after 60 months; R. H. Fearon, 20% after 12 months, an additional 20% after 24 months, an additional 20% after 36 months, and the remaining 40% after 48 months. Dividends are paid to the executives with respect to the unvested restricted shares they hold at the same rate and time as dividends are paid on outstanding Company shares generally. At year-end 2004 the number and value of unvested restricted shares held by each of the named executive officers were as follows: C. Arnold, 43,222, $3,127,544; R. W. Carson, 10,000,
    $723,600; A. M. Cutler, 75,460, $5,460,286; R. H. Fearon, 16,000,
    $1,157,760; and J. E. Sweetnam, 8,000, $578,880. Value is calculated by multiplying the closing price of an Eaton share on that date by the number of restricted shares.

(3) For a number of years, grants have been determined by dividing (i) the median long-term incentive compensation values paid by similar companies, as reported in the most recent compensation surveys, by (ii) the product of the average Black-Scholes (or comparable model) percentage ascribed to the Company's most recent stock option grant by national compensation consulting firms, and the then most recent five-year average Eaton common share price. This procedure reduces variability resulting from short-term stock price fluctuations.

(4) All Other Compensation contains several components. Beginning in 2002, the Eaton Savings Plan permits an employee to contribute from 1% to 5% of his or her salary to the matching portion of the plan, subject to limits imposed under the Internal Revenue Code. Eaton makes a matching contribution which equals $1.00 for each dollar contributed by the participating employee with respect to the first 3% of his or her salary contributed to the plan and $.50 for each dollar contributed by the participating employee with respect to the next 2% of his or her salary contributed to the plan. The amounts the Company contributed during 2004 for the named executive officers were as follows: C. Arnold, $8,200; R. W. Carson, $7,380; A. M. Cutler, $8,200; R.
    H. Fearon, $7,544; and J. E. Sweetnam, $8,200. The Company maintains plans pursuant to which incentive compensation may be deferred. Earnings on such deferrals, which are above rates established by the Internal Revenue Service, are disclosed in this table. Those earnings during 2004 for each of the named executive officers were as follows: C. Arnold, $0; R. W. Carson, $0; A. M. Cutler, $3,125; R. H. Fearon, $0; and J. E. Sweetnam, $0. The Company provides certain executives, including the named executive officers, with the opportunity to acquire individual whole-life insurance. The annual premium paid by the Company during 2004 for each of the named executive officers was as follows: C. Arnold, $2,928; R. W. Carson, $6,249; A. M. Cutler, $9,481; R. H. Fearon, $3,520; and J. E. Sweetnam, $3,863. Each executive officer is responsible for paying individual income taxes due with respect to the Company's insurance program. This column also includes relocation expenses beyond those generally available under the Company's relocation policy for transferred salaried employees for Mr. Sweetnam of $16,385 in 2003 and $75,000 in 2004, and for Mr. Carson of $39,571 in 2002.
    In addition, this column includes relocation expenses for Mr. Fearon as a newly hired, incentive-eligible employee of $164,433 in 2002 and $1,700 in 2003. Pursuant to the Company's relocation policy for incentive-eligible employees, Cendant Mobility Services Corporation, the agency handling relocation of Eaton's employees, purchased Mr. Fearon's California home for an independent appraised value of $2.55 million. Under Eaton's contract with Cendant, in 2003, Eaton paid Cendant $189,563 based on Cendant's carrying costs and brokerage costs in connection with its sale of Mr. Fearon's home. These amounts are excluded from the table, as they were paid to Cendant and were not treated as compensation to Mr. Fearon.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES -- The following table provides information concerning the exercise of stock options during fiscal year 2004 and the value of unexercised stock options at the end of fiscal year 2004 with respect to the named executive officers.

                                                                                    TOTAL VALUE OF
                                                      TOTAL NUMBER OF                UNEXERCISED,
                                                    UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                       SHARES                             HELD AT                       HELD AT
                     ACQUIRED ON                      FISCAL YEAR END               FISCAL YEAR END
                      EXERCISE       VALUE      ---------------------------   ---------------------------
       NAME              (#)        REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------------------------------------------------

A. M. Cutler           124,768     $4,375,200     985,759        725,417      $38,057,202    $21,668,852
C. Arnold                    0              0      83,760         88,440        2,919,338      2,178,656
R. W. Carson            88,218      2,351,213     204,650         88,440        7,409,831      2,178,656
R. H. Fearon                 0              0      43,560         88,440        1,426,590      2,154,570
J. E. Sweetnam               0              0      75,510        134,908        2,611,513      3,659,126
---------------------------------------------------------------------------------------------------------

OPTION GRANTS -- The following table provides information concerning grants of stock options made during fiscal year 2004 to each of the named executive officers. For a number of years, the Company has established its annual guidelines for stock option grants by referencing the average percentage Black-Scholes values (or comparable market pricing models) ascribed to the Company's most recent actual stock option grant by the three separate nationally recognized compensation consulting firms used for annual market analysis and applying this average percentage to the average price for an Eaton common share over a specified number of years. For 2004, 2003 and 2002, the number of years utilized was five. The resulting dollar value is then divided into the median long-term incentive compensation values as reported in the most recent surveys to establish the recommended median grant sizes for the next stock option grant cycle. This process was established to provide a more stable basis for making annual stock option grants with less year-to-year variability in overall grant sizes and share usage, particularly taking into account the historic variability of the Company's stock price. No stock appreciation rights were granted during fiscal year 2004.

                                      INDIVIDUAL GRANTS
                       ------------------------------------------------
                                     PERCENT OF
                                       TOTAL
                        NUMBER OF     OPTIONS                               POTENTIAL REALIZABLE VALUE AT ASSUMED
                       SECURITIES    GRANTED TO                           ANNUAL RATES OF STOCK PRICE APPRECIATION
                       UNDERLYING    EMPLOYEES    EXERCISE                             FOR OPTION TERM
                         OPTIONS     IN FISCAL    OR BASE    EXPIRATION   -----------------------------------------
        NAME           GRANTED (#)    YEAR(1)      PRICE        DATE       0%          5%                10%
-------------------------------------------------------------------------------------------------------------------

A. M. Cutler             242,000       10.29%      $59.07    2/24/2014     $0    $    9,005,812    $    22,728,955
C. Arnold                 44,000        1.87%       59.07    2/24/2014      0         1,637,420          4,132,537
R. W. Carson              44,000        1.87%       59.07    2/24/2014      0         1,637,420          4,132,537
R. H. Fearon              44,000        1.87%       59.07    2/24/2014      0         1,637,420          4,132,537
J. E. Sweetnam            44,000        1.87%       59.07    2/24/2014      0         1,637,420          4,132,537
All Shareholders(2)                                                         0     5,708,443,398     14,407,023,814
-------------------------------------------------------------------------------------------------------------------

(1) Based on a total of 2,350,844 options granted to all employees. As granted, one-third of the options become exercisable upon each of the first, second and third anniversary of the date of grant, except for options granted to Mr. Cutler, 20% of which become exercisable upon each of the first five anniversaries of the date of grant.

(2) At the assumed annual rates of stock price appreciation of 0%, 5% and 10%, at a base price of $59.07, the value of all 153,394,638 shares outstanding on January 31, 2005 would increase by the amounts shown. There can be no assurance that the market price of Eaton shares will increase in the future.

--------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN AWARDS -- The following table provides information regarding long-term incentive plan awards made during fiscal year 2004 to each of the named executive officers.

                                            PERFORMANCE    ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                             NUMBER OF        OR OTHER                PRICE BASED PLANS
                              SHARES,       PERIOD UNTIL   ----------------------------------------
                             UNITS OR        MATURATION      THRESHOLD       TARGET       MAXIMUM
          NAME            OTHER RIGHTS(1)    OR PAYOUT       (SHARES)       (SHARES)     (SHARES)
---------------------------------------------------------------------------------------------------
A. M. Cutler                  31,100          4 years          15,550        31,100        62,200
C. Arnold                      8,650          4 years           4,325         8,650        17,300
R. W. Carson                   8,650          4 years           4,325         8,650        17,300
R. H. Fearon                   9,500          4 years           4,750         9,500        19,000
J. E. Sweetnam                 7,350          4 years           3,675         7,350        14,700
---------------------------------------------------------------------------------------------------

(1) These units were awarded during 2004 under the Company's long-term incentive plan at a target price per unit of $57.95. The actual final value of the units will be determined after the completion of the four-year award period based upon the achievement of corporate and individual performance goals. The corporate goals relate to cash flow return on gross capital and growth in earnings per Company common share. Payouts are made in cash, unless the executive has elected to defer receipt of the payment under the Company's long-term deferral plan.

STOCK OWNERSHIP GUIDELINES -- The Company maintains stock ownership guidelines for senior executives for the purpose of aligning their motivations with the interests of the Company's owners and assuring that the individuals principally responsible for the Company's stewardship and growth have a significant personal stake in its progress.

The guidelines call for executives to reach the following levels of Eaton stock ownership over a five-year period:

Chief Executive
  Officer                3-5 times base salary
Other officers           2-4 times base salary
General managers and
  key staff managers     1 times base salary

For purposes of achieving these guideline levels, the following shares are included: Eaton shares owned outright by the executive, Eaton share units credited to the executive's Eaton Savings Plan account, and Eaton share units credited to the executive's deferred compensation accounts. All of the officers named in the Summary Compensation Table on page 15 are in compliance with these stock ownership guidelines.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT -- The Committee, consisting of five independent non-employee directors, met six times in 2004. The Committee's comprehensive formal executive compensation philosophy, which has been discussed with the Board of Directors, is consistent with the Company's long-standing belief that executive compensation must to a large extent be at risk, depending on achieving rigorous Company, business unit and individual performance objectives designed to enhance shareholder value. The Committee's philosophy requires that executive compensation be competitive to allow the Company to attract, motivate and retain highly qualified executives, and to fairly reflect, in the judgment of the Committee, accomplishments and responsibilities within the Company.

The administration of the Company's executive compensation is consistent with this philosophy and is confirmed by periodic comprehensive studies of the Company and industry practices conducted with the assistance of a nationally recognized consulting firm retained by the Committee. The most recent such study was completed in 2003 and, following Committee review and discussions, the results of the study were summarized and presented to the Board of Directors. The consultant's study concluded that Eaton's executive compensation programs and the Committee processes meet all of the consulting firm's recommended compensation committee practice standards. The report also noted that the Company's executive total compensation programs generally met the consulting firm's best practice evaluation criteria. As an outgrowth of these discussions, in 2004 the Committee commissioned an additional Company study of executive total compensation practices and of Eaton's performance compared to the peer group of companies that the Company's senior management and Board of Directors use annually for strategic planning purposes and for incentive plan performance goal discussions. This peer group currently consists of sixteen well-known diversified industrial manufacturers, most of which compete directly in one or more of the Company's major product markets. This study provided a comprehensive, multiple-year look at Eaton and peer company actual results across a range of performance metrics along with the resulting actual compensation provided to senior executives as reported in the proxy statements' summary compensation tables for Eaton and these same firms. The results of this study, which were reviewed and endorsed by a second independent compensation consultant chosen by the Committee, concluded that Eaton's total compensation awards over the last three years fell at or below the median for the peer group although the Company's performance for most critical measures was at or above the peer group median performance. In addition, in 2003 and again in 2004, the Committee commissioned this second independent compensation consultant to conduct separate detailed studies of evolving market practices involving long-term incentive compensation plans with a special focus on stock-based programs. These studies confirmed that the Company's targeted long-term incentive compensation values align well with mainstream competitive practice and, further, that its long-standing practice of providing a balanced portfolio of long-term incentive elements aligns favorably with emerging market trends that are marked by the more disciplined use of options, a higher emphasis on performance-contingent incentives and an increase in the use of equity programs in forms other than stock options. This consultant further recommended that the Company's present approach to long-term incentives again be used for the Company's 2005 grants.

Eighty-four percent of the 2004 aggregate cash compensation of the executive officers named in the summary compensation table was based directly on specific financial performance objectives. Consistent with the Company's past practices, in 2004, the Committee targeted base salaries at approximately the median range of compensation paid by comparably-sized industrial companies that are included in the survey databases of three separate nationally recognized compensation consulting firms. There are no compensation surveys available that track the companies included in the S&P 1500 Industrial Machinery Index utilized in the stock performance graph on page 23. Accordingly, the Committee's consultants believe that the three databases used, when combined, provide the best metrics for setting the compensation of the Company's elected officers. The Committee also established short-term and long-term incentive opportunities and stock option grants at approximately the median range as reported in these same surveys, with provisions for larger payments if the Company achieves superior performance and for smaller payments if the Company does not achieve target performance.

Salary -- In setting executive salaries, the Committee uses input from outside sources as noted above and management recommendations for individual adjustments. In judging performance, the Committee typically considers performance against annual plans, and accomplishment of other objectives. The Committee also considers factors such as initiative and leadership, time in position, experience, knowledge and level of competitive compensation in the marketplace. Consistently effective individual performance is a threshold requirement for any salary increase. As has been the practice in recent years, in 2004, Mr. Cutler requested only moderate base salary adjustments for certain elected officers. Following a review and discussion, the Committee approved base salary adjustments for certain elected officers as proposed by the Chairman.

Short-Term Incentives -- Annual performance awards for 2004 for elected officers were based on individual target opportunities for each executive expressed as a percentage of the participant's base salary. Actual awards are determined by adjusting the target incentive opportunity based on whether the Company has achieved predetermined levels of cash flow return on gross capital employed in the business ("CFR") and earnings per share ("EPS"), and individual and business unit performance. A philosophical cornerstone of short-term incentive compensation is the belief that CFR and EPS are easily understood by incentive participants, and that consistently high performance against these measures provides a good statistical correlation with sustained high stock market valuation. No incentive payments are made under the plan unless the Company achieves the predetermined minimum levels of CFR. If the Company achieves the predetermined minimum levels of CFR, but does not achieve the predetermined minimum levels of EPS, no incentive payments above plan minimum level can be made. The Committee may adjust the total amount available for payment under the plan up or down by 20%, and retains the right to pay up to 20% of the normal incentive fund to recognize extraordinary contributions to the Company in a year when awards would not otherwise be payable. The Committee did not exercise this discretion with respect to the 2004 incentive awards. Actual awards are also determined by individual performance ratings and Committee discretion. Individual performance ratings take into account factors such as unanticipated challenges and opportunities, actual performance against profit plan, personal objectives, general economic conditions and the performance of other large industrial corporations. Individual ratings emphasize pay for performance, and may result in payments ranging from zero to 150% of the amount otherwise payable to any given individual incentive participant provided, however, that the total aggregate awards to all eligible incentive plan participants cannot exceed 100% of the CFR and EPS performance adjusted incentive fund. Executives may defer payment of their bonuses. Amounts deferred until retirement earn the greater of share price appreciation and dividend equivalents or 13-week Treasury bill returns. Amounts deferred for shorter periods earn Treasury bill returns.

Long-Term Incentives -- In 2004, the Committee continued its long-standing practice of paying targeted long-term incentive compensation in two components: approximately 50% in a four-year performance-based incentive compensation plan with any earned awards paid in cash, and the remaining 50% in stock options. The performance-based cash portion of long-term incentives is made under the Company's Executive Strategic Incentive Plan. Grants under this plan are made annually and cover four-year performance periods. Final awards to participants under the plan are based on the Company's success in achieving aggressive CFR and growth in EPS goals and include a discretionary assessment of each participant's individual performance. Performance goals are established by the Committee at the beginning of each four-year award period based upon a review with management of the Company's past performance in comparison to that reported for the top quartile of its diversified industrial peer group and also based upon the Company's strategic objectives and annual business plans. Incentive targets are expressed as phantom share units, and final awards are paid in cash, instead of shares. In light of the significant adverse changes in the global economy, the Committee determined in 2002 that the original performance objectives for award periods that were then open (1999-2002, 2000-2003 and 2001-2004) no longer provided effective incentives. The Committee therefore approved in 2002 separate performance objectives for the remaining years of these periods. The aggregate awards with respect to both the original performance objectives and these separate objectives were capped at 100%, 125% and 150%, of the original target incentive opportunities for award periods ending 2002, 2003 and 2004, respectively. For the award period ending in 2004, the Company's performance exceeded the performance objectives necessary to earn a maximum award. Aggregate awards were capped at 150%, and were adjusted to reflect individual performance.

Executive officers may defer payment of their awards. At least 50% of any deferrals that will be paid after retirement are converted to share units and earn share price appreciation and dividend equivalents. The balance earns 10-year Treasury note returns plus 300 basis points. Short-term deferrals earn 13-week Treasury bill returns.

Equity Compensation -- As noted above, approximately 50% of the executive's total long-term incentive compensation consists of stock options. Stock options align the interests of the Company's elected officers and other executives with those of its shareholders by having a significant component of their compensation tied directly to increases in shareholder value. For a number of years, the Company has established its annual guidelines for stock option grants by referencing the average percentage Black-Scholes values (or comparable market pricing models) ascribed to the Company's most recent actual stock option grant by the three separate nationally known compensation consulting firms used for annual market analysis and applying this average percentage to the then most recent five-year average price for an Eaton common share. The resulting dollar value is then divided into the median long-term incentive compensation values as reported in the most recent surveys to establish the recommended median grant sizes for the next stock option grant cycle. This process was established to provide a more stable basis for making annual stock option grants with less year-to-year variability in overall grant sizes and share usage, particularly taking into account the historic variability of the Company's stock price. All officers and key executives of the Company are expected to hold a multiple of from one to five times their base salary in Company shares depending on their level in the organization. The Committee annually reviews progress of individual elected officers toward these ownership goals. Options have an exercise price equal to the fair market value of the shares on the date of the grant, vest in equal installments over a minimum of three years and, to further encourage a long-term perspective, have an exercise period of ten years. The Company does not re-price stock options after they have been granted and does not grant stock appreciation rights. The Committee has adopted guidelines that limit the Company's regular total stock option grants, during any five-year period, to a maximum of 10% of the Company's outstanding shares.

In limited circumstances, the Company grants restricted stock to selected elected officers or other executives. Such grants are typically made for special retention purposes. They generally vest over four or more years and, when added to the other basic compensation elements, may result in total compensation that is somewhat above the median. Under the 2002 Stock Plan, no more than 10% of the total number of shares authorized for delivery may be granted as restricted shares, performance shares, stock appreciation rights or share awards (other than stock options). In addition, no more than 5% of the total number of shares authorized for delivery under the 2002 Stock Plan may be granted as restricted shares, performance shares, stock appreciation rights or other share-based awards (other than stock options) that vest within less than one year after the date of grant. With respect to such awards in excess of 5% of the total number of authorized shares in the 2002 Stock Plan, the vesting period must exceed one year, with no more than one-third of those shares vesting at the end of each of the twelve-month periods following the date of grant. While the 10% limit noted above was appropriate for the 2002 Stock Plan, as approved by the shareholders at the 2002 Annual Meeting, circumstances had changed by the time of the 2004 Annual Meeting, when the shareholders, at the recommendation of the Board of Directors, approved the 2004 Stock Plan. Instead of a 10% limit, the 2004 Stock Plan contained a 40% limit on the total number of shares authorized by the Plan which could be used for grants of restricted shares, performance shares, stock appreciation rights or other share awards (other than stock options). The Committee supported the use of more shares for these other forms of equity grants because their use was in line with the long-term incentive compensation strategy that the Committee had then adopted. This long-term strategy, developed in 2003 with the assistance of a special Committee-retained consultant, was reviewed and reconfirmed in 2004 based upon an updated market analysis conducted by the same consultant. Under this strategy, the Committee will continue to drive executive performance while being sensitive to executive retention risks by using a balanced portfolio of long-term incentive compensation components. In addition, the Committee will continue to monitor the competitive environment in executive compensation which is expected to continue to evolve during the life of the 2004 Stock Plan as the result of a number of factors including the recent ruling by the Financial Accounting Standards Board that mandates accounting for stock options. This action will largely equalize the treatment of stock options when compared to other potential incentive and equity elements that could be used in executive incentive programs. It is important in this environment that the Committee have the flexibility to consider awards of other forms of long-term incentive compensation in order to create effective incentive programs that are aligned with sustained shareholder valuation creation and that meet competitive practice.

Chief Executive Officer Compensation -- The 2004 compensation for Mr. Cutler was earned pursuant to the arrangements described above. Prior to approving an annual total compensation plan for Mr. Cutler, each year the Committee conducts a comprehensive Chief Executive Officer performance evaluation. This overall performance evaluation is a primary component used by the Committee when developing and approving annual compensation adjustments, awards and grants for the Chief Executive Officer. This process is supported by an independent outside consultant who is chosen by the Committee and who, independent of management, collects and compiles input from each non-employee Director. After reviewing a comprehensive annual goal report and self-evaluation provided by Mr. Cutler, each Director provides his or her independent rating recommendations, comments and performance improvement suggestions in performance areas including: Company operations and financial results, long-term strategy development and progress, success in building organizational depth, capability and diversity, personal leadership style, community and industry involvement, Board support and the development and execution of corporate governance practices. The Directors' inputs on these performance areas, along with any narrative commentary, are compiled anonymously by the independent outside consultant who prepares a draft consensus evaluation for final review and approval by the Committee. This final evaluation is also reviewed in an Executive Session of the Board of Directors and shared with Mr. Cutler prior to a formal performance evaluation discussion with the Chairman of the Committee.

In the process of constructing the 2004 annual total compensation plan for the Chairman and Chief Executive Officer, the Committee began with a careful evaluation of the median compensation values for each compensation element as reported for comparably-sized industrial companies in the survey databases of the three national compensation consulting firms used by the Committee for its annual market analysis. The reported survey data captured the actual annual cash compensation (base salary and bonus award) and the value of the most recent long-term incentive grants provided to the chief executive officers reported by participating survey companies in mid-year 2003.

While the Committee uses median survey data as the initial basis for considering and establishing the base salary and short and long-term incentive targets for the Chief Executive Officer and other executives, final awards actually earned under the Company's incentive plans reflect both the Company's financial performance against pre-established goals and the Committee's assessment of the individual executive's performance and value-added contributions.

After being held constant for the prior three years, Mr. Cutler's base salary was modestly adjusted in 2004 to reflect his consistent effective performance as Chairman and Chief Executive Officer and to properly position his salary in relation to current market practice. After this 2004 adjustment, Mr. Cutler's base salary positioned him just above the median salary level as reported in the lowest of the three national consulting survey databases used by the Committee.

Mr. Cutler's short-term incentive target opportunity approved by the Committee for 2004 positioned him at approximately the median incentive level as reported in the lowest of the three survey databases used by the Committee. Mr. Cutler's 2004 short-term incentive payout was based on the Company's financial performance, as measured by CFR and EPS compared to the targets set by the Committee for 2004. Consistent with the incentive plan's design, the Committee evaluated the performance of Mr. Cutler, and his final award reflects his individual rating. In establishing that rating, the Committee took into account Mr. Cutler's continued leadership in expanding and driving the use of the Eaton Business System throughout the Company; exceeding 2004 profit plan and EPS goals; exceeding the goals set for strengthening the balance sheet; significantly outgrowing the end markets in the Company's major business segments; continuing to implement effective cost reduction measures including those related to the integration of recent acquisitions and expanding the Company's initiatives in moving toward a lower capital intensity business model; successfully closing four acquisitions and reaching agreement on one additional acquisition; successfully closing one joint venture and executing letters of intent on two other joint ventures that offer significant potential for growth in Asia; continuing to support the Board of Directors in advancing corporate governance procedures that meet or exceed the letter and spirit of evolving accountability requirements; recruiting and developing an outstanding leadership team; continuing success in improving the Company's diversity profile; beginning the rollout of the Company's next phase of its high performance workplace initiative; generating consistent improvement across the organization in the response rate for its annual global employee engagement survey process that has firmly established Eaton as a "industry benchmark company" for such surveys; and effectively driving and communicating the Company's vision and commitment to be a sustained top quartile performer within its diversified industrial peer group. Finally, the Committee took note of the Company's success in generating a total shareholder return of just over 36% in 2004 which built upon a 41% all in return to the shareholders in 2003.

In 2004, the Committee approved a target long-term incentive cash opportunity for the 2004 -- 2007 award period under the Executive Strategic Incentive Plan which, together with his Committee-approved 2004 stock option grant, positioned the value of Mr. Cutler's total long-term incentive compensation elements just above the median long-term incentive compensation value reported for the lowest of the three survey databases. The 2004 stock option grant approved for Mr. Cutler will vest in equal amounts over 5 years. Mr. Cutler's earned payouts from the long-term incentive plan for the award period ending in 2004 were based upon the Company's CFR and cumulative earnings per share performance as described above, and upon Mr. Cutler's personal performance over that period.

Mr. Cutler's 2004 base salary, annual incentive compensation plan target opportunity, long-term incentive cash performance plan target opportunity and stock option grant compared appropriately with the median of base salaries, short-term and long-term incentive grants made to chief executive officers as reported in the survey databases of the three nationally recognized compensation consulting firms used by the Committee. In addition to these median level compensation adjustments and grants, the Committee also approved a restricted stock grant for Mr. Cutler in 2004 in order to provide an additional level of retention value in his total compensation package.

Tax Deduction -- Any non-deferred annual compensation of more than $1 million for the Chief Executive Officer and each of the four other most highly-compensated officers is not tax deductible unless paid pursuant to formula-driven, performance-based arrangements that preclude Committee discretion to adjust compensation after the beginning of the period in which the compensation is earned. The Committee attempts to preserve deductibility by encouraging deferrals of otherwise nondeductible payments.

Respectfully submitted to the Company's shareholders by the Compensation and Organization Committee of the Board of Directors,

Michael J. Critelli, Chair
Ernie Green
Ned C. Lautenbach
Gregory R. Page
Gary L. Tooker

COMPANY STOCK PERFORMANCE -- The following graph compares the cumulative total shareholder return for the five years ending December 31, 2004 for Eaton common shares, the S&P 1500 Industrial Machinery, and the S&P 500. These figures assume all dividends are reinvested when received, and are based on $100 invested in Eaton common shares on December 31, 1999.

                                                          EATON                      S&P 500                S&P 1500 IND MACH
                                                          -----                      -------                -----------------
1999                                                     100.00                      100.00                      100.00
2000                                                     106.12                       90.90                       94.19
2001                                                     123.96                       80.10                      101.75
2002                                                     133.29                       62.41                       94.87
2003                                                     188.33                       80.30                      129.88
2004                                                     256.91                       89.03                      153.73

RETIREMENT PLANS -- Effective January 1, 2003, employees who were then earning benefits under the "Average Final Annual Compensation" (AFAC) benefit formula under the Company's retirement plan were given the option to either: (a) continue earning benefits under the AFAC benefit formula; or (b) commence earning benefits under the Eaton Personal Pension Account (EPPA) formula. Salaried employees hired on or after January 1, 2002 automatically earn benefits under the EPPA formula upon becoming eligible for participation in the retirement plan.

Average Final Annual Compensation Formula -- The following table shows the annual normal retirement benefits payable to officers and other employees of the Company under the AFAC benefit formula upon retirement at age 65 at the compensation and years specified. The table assumes retirement under the standard post-retirement single life annuity option. Under the standard post-retirement surviving spouse option, the participant receives a reduced pension, and a pension equal to 50% of the reduced pension is payable to his or her surviving spouse. The benefit for an employee electing that option whose spouse is three years younger would be approximately 11% less than the amounts shown in the table.

                PURSUANT TO STANDARD SINGLE LIFE ANNUITY OPTION FOR YEARS OF CREDITED SERVICE INDICATED
   FINAL       -----------------------------------------------------------------------------------------
COMPENSATION     15 YEARS       20 YEARS       25 YEARS       30 YEARS       35 YEARS        40 YEARS
========================================================================================================
   500,000        109,372        145,829        182,286        218,743         255,200         291,658
   600,000        131,872        175,829        219,786        263,743         307,700         351,658
   700,000        154,372        205,829        257,286        308,743         360,200         411,658
   800,000        176,872        235,829        294,786        353,743         412,700         471,658
   900,000        199,372        265,829        332,286        398,743         465,200         531,658
 1,000,000        221,872        295,829        369,786        443,743         517,700         591,658
 1,100,000        244,372        325,829        407,286        488,743         570,200         651,658
 1,200,000        266,872        355,829        444,786        533,743         622,700         711,658
 1,300,000        289,372        385,829        482,286        578,743         675,200         771,658
 1,400,000        311,872        415,829        519,786        623,743         727,700         831,658
 1,500,000        334,372        445,829        557,286        668,743         780,200         891,658
 1,600,000        356,872        475,829        594,786        713,743         832,700         951,658
 1,700,000        379,372        505,829        632,286        758,743         885,200       1,011,658
 1,800,000        401,872        535,829        669,786        803,743         937,700       1,071,658
 1,900,000        424,372        565,829        707,286        848,743         990,200       1,131,658
 2,000,000        446,872        595,829        744,786        893,743       1,042,700       1,191,658
 2,100,000        469,372        625,829        782,286        938,743       1,095,200       1,251,658

The information contained in the preceding table is based on the assumption that the AFAC formula in the retirement plan will be continued in its present form.

Under the AFAC benefit formula, annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable Social Security integration level ($41,712 for 2004 retirements) plus 1 1/2% of average final annual compensation in excess of the Social Security integration level, multiplied by the employee's years of credited service.

An employee's average final annual compensation is the average annual amount of his or her total compensation (consisting of salary plus bonus as so identified in the Summary Compensation Table on page 15) for service during the five consecutive years within the last ten years of employment for which the employee's total compensation was greatest. Years of credited service means the number of years of employment between age 21 and retirement, with a maximum of 44 years. As of January 31, 2005, the number of years of credited service for the following individuals, who are named in the Summary Compensation Table on page 15 and who -- effective January 1, 2003 -- elected to continue to earn benefits under the AFAC benefit formula, was as follows: A. M. Cutler, 29.4; C. Arnold, 4.3; R. W. Carson, 6.0; and J. E. Sweetnam, 7.2.

Eaton Personal Pension Account Formula -- Under this benefit formula, a participant's single sum retirement benefit is accumulated throughout his or her career with the Company. This single sum amount is represented as a nominal account balance that is regularly credited with a percentage of his or her total compensation (consisting of salary plus bonus as so identified in the Summary Compensation Table on page 15) as well as with interest at a specified rate. The percentage of total compensation credited to the participant's nominal account balance varies over his or her career based on the sum of the participant's age and service with the Company. For the period when that sum is less than 50, 5.0% of compensation is credited, for the period when the sum is between 50 and 59 (inclusive), 6.0% is credited. When the sum is between 60 and 69 (inclusive), 7.0% of compensation is credited and, when the sum is 70 or greater, 8.0% of compensation in credited. Upon termination of employment, the nominal account balance is available as a single sum or may be converted to one of several annuity forms. As with the AFAC benefit formula, under the standard post-retirement surviving spouse option, a participant receives a reduced pension, and a pension equal to 50% of the reduced pension is payable to his or her surviving spouse. By way of example, the benefit for an employee electing that option whose spouse is three years younger would be approximately 11% less than the amount of the participant's annual benefit. This information assumes that the EPPA formula in the retirement plan will be continued in its present form.

Having been hired in 2002, R. H. Fearon automatically began earning pension benefits under the EPPA benefit formula. The estimated annual benefit payable to Mr. Fearon at normal retirement age under the EPPA benefit formula is $215,361. The assumed interest rate credited to his account, as well as the annuity conversion rate, is 6%. The calculation uses 4% as the rate for annual increases in compensation. As of January 31, 2005, the number of years of service for Mr. Fearon was 2.8 years.

OTHER RETIREMENT AND COMPENSATION ARRANGEMENTS -- Certain provisions of the Internal Revenue Code, as amended, limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted under the Code, the Board of Directors has authorized the payment from Eaton's general funds of any benefits calculated under the provisions of the applicable retirement plan which may exceed those limits. The present value of these benefits accrued prior to January 1, 2005 will be paid in a single installment upon a proposed change in control of the Company unless otherwise determined by the Board of Directors.

The Board of Directors has adopted plans which provide supplemental annual retirement income to certain executives who do not have the opportunity to accumulate significant credited service with Eaton, provided that they either retire at age 55 or older and have at least ten years of service with Eaton or retire at age 65 or older regardless of the years of service. The amount of the annual supplement is generally equal to the amount by which a percentage (described below) of the executive's average final annual compensation exceeds his or her earned retirement income (which includes amounts receivable pursuant to the retirement plans described above). The percentage of average final annual compensation used for this purpose depends upon an executive's age and years of service at retirement. The percentage ranges from 25% (for retirements at age 55 with less than 15 years of service) to 50% (for retirements at age 62 or older with 15 years or more of service). Benefits under the plans generally are paid in one of the forms available under the Company's qualified pension plans as elected by the participant, except that the present value of the benefit will be paid in a single installment upon a change of control of the Company. Currently, it is expected that fifteen officers would receive a benefit under the plans, including C. Arnold, R. W. Carson, R. H. Fearon and J. E. Sweetnam, who are named in the Summary Compensation Table on page 15. The estimated annual benefits payable under the plans are $190,665 to Mr. Arnold, $265,346 to Mr. Carson, $443,927 to Mr. Fearon, and $202,854 to Mr. Sweetnam, based on the assumptions that they retire at age 65 and that their base salary plus target bonus increase at 4% per annum.

The Company has entered into agreements with its officers, including those named in the Summary Compensation Table on page 15, which provide for payments and benefits in the event of a termination of employment in the context of a change of control of the Company. The purpose of these agreements is to assure continued dedication, and to diminish the inevitable distraction caused by personal uncertainties and risks, in the event of a corporate change of control.

The agreements provide that each officer, for three years following a change of control, will have duties, salary, bonus, fringe benefits and opportunities for savings, incentive earnings and retirement compensation no less favorable than was previously the case. If the Company were to terminate an officer's employment during this three-year period for reasons other than cause or disability, or if the officer were to terminate employment because of changed circumstances, then the officer would be entitled to receive certain amounts and benefits under these agreements. These amounts and benefits would include (i) long-term incentive compensation reflective of the portion of the award periods completed prior to termination, (ii) salary and bonus multiplied by three (or any lesser number of years and portions thereof until age 65), and (iii) continuation of medical, life insurance and other welfare benefits for two years (or any lesser number of years and portions thereof until age 65), subject to reduction for comparable benefits received in any subsequent employment. The officer would be entitled to receive an additional payment, net of taxes, to compensate for the excise tax imposed on these and other payments if they are determined to be "excess parachute payments" under the Internal Revenue Code.

The agreements provide that, upon the occurrence of a proposed change of control, the Company would deposit in trust a cash amount sufficient to provide the benefits and payments to which the officers would be entitled under the agreements upon a change of control and termination of employment. The agreements also provide that the Company would reimburse the officers for any costs incurred to enforce the agreements.

Certain grantor trusts established by the Company hold approximately $2.2 million of marketable securities and 898,788 Company shares, in order to provide for a portion of the Company's deferred compensation obligations. The trust assets, which are subject to the claims of the Company's creditors, will be used to pay those obligations in proportion to trust funding. The trusts provide for full funding upon a change in control of the Company and for accelerated lump sum or installment payments upon a failure by the Company to pay amounts due under the plans or upon a termination of employment in the context of a change in control.

2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed the accounting firm of Ernst & Young LLP as independent auditors to conduct the annual audit of Eaton's books and records for 2005. The submittal of this matter to the shareholders at the annual meeting is not required by law or by Eaton's Amended Regulations. This matter is nevertheless being submitted to the shareholders to ascertain their views. If this proposal is not approved at the annual meeting by the affirmative vote of holders of a majority of the outstanding shares, the Audit Committee intends to reconsider its appointment of Ernst & Young LLP as independent auditors.

A representative of Ernst & Young LLP will be present at the annual meeting to answer any questions concerning the independent auditor's areas of responsibility, and will have an opportunity to make a statement if he desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

3. OTHER BUSINESS

Management does not know of any other matters requiring shareholder action that may come before the meeting; but, if any are properly presented, the individuals named in the enclosed form of proxy will vote on those matters according to their best judgment.

SHARE OWNERSHIP TABLES -- Set forth below is certain information concerning persons who are known by Eaton to have reported owning beneficially more than 5% of the Company's common shares as of the most recent practicable date.

                           NUMBER OF
   NAME AND ADDRESS OF      COMMON        PERCENT
    BENEFICIAL OWNER        SHARES        OF CLASS
--------------------------------------------------
Lord, Abbett & Co. LLC     9,263,598(1)     6.10%
90 Hudson Street
Jersey City, NJ 07302
--------------------------------------------------

(1) Lord, Abbett & Co. LLC has filed with the Securities and Exchange Commission a Schedule 13G dated February 14, 2005, which reports the beneficial ownership of 9,263,598 common shares by it and certain affiliated entities and individuals. As reported in the Schedule 13G, Lord, Abbett & Co. LLC and such affiliated entities and individuals have sole voting power with respect to 9,263,598 shares and have sole power to dispose or to direct the disposition of 9,263,598 common shares.

The following table shows the beneficial ownership, reported to the Company as of January 31, 2005, of Company common shares by each director, each executive officer named in the Summary Compensation Table on page 15 and all directors and executive officers as a group, and also sets forth the number of share units held under various deferred compensation plans.

            NAME OF                NUMBER OF     PERCENT                       TOTAL NUMBER OF
          BENEFICIAL             COMMON SHARES      OF         DEFERRED       COMMON SHARES AND
             OWNER                OWNED(1, 2)    CLASS(3)   SHARE UNITS(4)   DEFERRED SHARE UNITS
-------------------------------------------------------------------------------------------------
C. Arnold                            181,994(5)                 33,285              215,280
R. W. Carson                         264,239(5)                 56,399              320,638
M. J. Critelli                        40,784                         0               40,784
A. M. Cutler                       1,369,761(5,
                                            6)                 282,210            1,651,971
R. H. Fearon                          91,281                    23,644              114,925
E. Green                              48,378                     5,482               53,860
N. C. Lautenbach                      46,900                    15,185               62,085
D. L. McCoy                           33,834                     9,974               43,808
J. R. Miller                          44,760                         0               44,760
G. R. Page                            14,866                     1,093               15,959
K. M. Patel                           15,366                       863               16,229
V. A. Pelson                          37,436                    10,235               47,671
J. E. Sweetnam                       145,737(5)                 10,481              156,219
G. L. Tooker                          39,288(6)                  6,216               45,504
All Directors and Executive
  Officers as a Group              3,576,244      2.3%         675,309            4,251,553
-------------------------------------------------------------------------------------------------

(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

(2) Includes shares which the person has the right to acquire within 60 days after January 31, 2005 upon the exercise of outstanding stock options as follows: C. Arnold, 127,760; R. W. Carson, 248,650; A. M. Cutler, 1,190,179;
    R. H. Fearon, 72,600; J. E. Sweetnam, 119,510; and all directors and executive officers as a group, 3,061,362 shares.

(3) Each of the individuals listed holds less than 1% of outstanding common shares.

(4) For a description of these units, see pages 12 (under "Compensation of Directors") and 19 (under "Long-Term Incentives").

(5) Includes shares held under the Eaton Savings Plan as of January 31, 2005.

(6) Includes shares held jointly or in other capacities, such as by trust.

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

Employee benefit plans of the Company and its subsidiaries on January 31, 2005 held 11,098,752 common shares for the benefit of participating employees, or approximately 7.2% of common shares outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE -- Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of holdings and transactions in the Company's equity securities with the Securities and Exchange Commission. The Company believes that its directors and officers complied fully with all such filing requirements with respect to 2004.

FUTURE SHAREHOLDER PROPOSALS -- Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the annual meeting must do so on a timely basis. In order to be included in the proxy statement for the 2006 annual meeting, proposals must relate to proper subjects and must be received by the Corporate Secretary, Eaton Corporation, Eaton Center, Cleveland, Ohio 44114-2584, by November 18, 2005.

By order of the Board of Directors

/s/ EARL R. FRANKLIN

Earl R. Franklin
Vice President and
Secretary

March 18, 2005

                                   APPENDIX A

                        CHARTER OF GOVERNANCE COMMITTEE

The Governance Committee shall be comprised of at least three Directors, all of whom meet the independence requirements of the New York Stock Exchange and the Board of Directors. The Committee members shall be appointed by the Board upon the recommendation of the Governance Committee or a majority of the independent members of the Board. Committee members may be removed by the Board at any time upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Governance Committee shall have the following responsibilities:

1. Recommend to the Board improvements in the Company's processes of corporate governance, including proposed changes in the Board Governance Policies.

2. Advise the Board on changes in the size and composition of the Board.

3. Make recommendations to the Board regarding the structure and responsibilities of Board Committees, recommend one year in advance a member of each standing Board Committee to be appointed Chair of the Committee, and annually submit to the Board candidates to be appointed members and Chair of each standing Committee.

4. In consultation with the Chairman and Chief Executive Officer, identify and recommend to the Board candidates for Board membership, based on the criteria for Board membership listed in the Board Governance Policies and such other criteria as the Committee may deem appropriate.

5. Recommend to the Board individuals to be nominated for election or re-election to the Board, taking into account input from all Directors. For re-election of Directors, the input shall include a self-evaluation by each such Director and input from the Chair of each Board Committee on which the Director serves.

6. Oversee the orientation of new Directors and regularly review the continuing education needs of the Directors relating to their roles and responsibilities as members of the Board and its Committees. In regard to continuing education, the Committee will recommend seminars, provide guidance and monitor the process.

7. Recommend to the Board compensation of non-employee Directors.

8. Administer the Board's policy on Director retirements and resignations.

9. Administer the Directors' stock ownership guidelines.

10. Establish guidelines, procedures and minimum requirements to be used by the Directors to evaluate the performance of the Board, the Audit Committee, Compensation and Organization Committee, Finance Committee and Governance Committee.

11. Provide oversight regarding significant public policy issues with respect to the Company's relationships with shareholders, employees, customers, competitors, suppliers and the communities in which it operates, including the following areas:

    (a) Ethics compliance

    (b) Environmental, health and safety issues

    (c) Diversity and equal employment opportunity

    (d) Community relations

    (e) Government relations

    (f) Charitable contributions

    (g) Shareholder and investor relations, including recommended responses to shareholder proposals

    (h) Eaton Philosophy of Excellence through People

12. Review the Company's Code of Ethics, including its programs to promote ethical and legal conduct, to facilitate anonymous reporting of violations and to assure protection of employees who report violations in good faith, and from time to time recommend the adoption or amendment of the Code of Ethics.

13. Periodically report to the Board concerning the Committee's actions, conclusions and recommendations.

14. Assure that performance evaluations of the Governance Committee are conducted annually.

The Governance Committee shall have the authority to retain and terminate consultants and other advisors to advise the Committee in the performance of its responsibilities, including search firms to be used to identify Director candidates and compensation consultants to assist in the evaluation of Director compensation. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants and other advisors, who will report directly to the Committee.

POLICIES ADOPTED BY THE BOARD OF DIRECTORS UPON THE RECOMMENDATION OF THE GOVERNANCE COMMITTEE

Upon the recommendation of the Governance Committee, the Board of Directors on July 24, 2002 adopted a policy regarding any business transactions between the Company and other businesses in which its non-employee directors are executive officers or major shareholders. The purpose of the policy is to assure that all such transactions are undertaken strictly upon an objective assessment of the economic value of the transactions to each party, and not because of personal relationships between the director and the Company or its executives. The policy provides, in effect, that in any business transactions between the Company and such other businesses, there shall be no direct communication between the director and any Company personnel and no direct communication between the Company's Chief Executive Officer and any employees of the director's business. The policy further provides that, if a proposed transaction is potentially significant to either the Company or the director's business, or if the director's independence may be compromised (or appear to be compromised), the Chair of the Company's Governance Committee shall be so informed.
                                ---------------

Upon the recommendation of the Governance Committee, the Board of Directors on October 23, 2002 adopted a policy that all non-employee directors shall be "independent" according to the criteria set forth in the policy. Those criteria have been updated by the Board of Directors most recently in January 2005 and are consistent with the independence criteria contained in the New York Stock Exchange listing standards. The purpose of this policy is to assure the independence of the Company's non-employee directors.

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

                                   APPENDIX B

                               EATON CORPORATION
                     BOARD OF DIRECTORS GOVERNANCE POLICIES

I. BOARD ORGANIZATION AND COMPOSITION

A. Size and Structure of Board. The size of the Board should be in the range of 8-15. Only one Director should be an employee of the Company. The Board believes that it is desirable for the Company's Board to be divided into three approximately equal classes, one of which is elected each year, since this structure assures continuity and has worked well historically.

B. Director Independence. Except for any Director who is a Company employee, all Directors should be independent. A Director will be considered independent if the Director meets the criteria set forth in the independence standards of the New York Stock Exchange and the independence criteria adopted by the Company's Board of Directors.

C. Director Tenure. Each Director is elected for a three-year term. There is no limit to the number of terms a Director may serve. However, the Company's retirement policy calls for each outside Director to retire at the Annual Shareholders Meeting following the Director's 70th birthday and for the inside Director to retire from the Board when he or she retires as an employee, no later than the end of the month in which the Director reaches age 65. The Chairman and Chief Executive Officer should not continue on the Board after retiring as an employee. Directors who retire from their employment or who otherwise significantly change the position they held when initially elected to the Board should not necessarily leave the Board. However, the Board will review the continued appropriateness of Board membership under these new circumstances.

D. Membership on Other Boards. Each Director is responsible to notify the Chair of the Governance Committee before accepting invitations to join other Boards of Directors. One purpose of this policy is to avoid actual or potential conflicts of interest or the appearance of conflicts of interest. Appropriate legal advice will be obtained as necessary. Another purpose of this policy is to insure that Directors do not have an excessive number of Board assignments that would put the Directors' effectiveness at risk. Directors who are Chief Executive Officers of publicly-held companies may serve on a maximum of three public company Boards, including the Company's Board. Other Directors may serve on a maximum of six public company Boards, including the Company's Board.

E. New Directors. Director candidates will be selected on the basis of their ability to make contributions to the Board of Directors and to the Company's governance activities. Among the most salient strengths to be considered are personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to the Company's objectives, and a sensitivity to the Company's corporate responsibilities. The initial screening of Director candidates is conducted by the Chair of the Governance Committee in consultation with the Chairman and Chief Executive Officer. The Governance Committee then identifies the recommended candidate for possible approval by the Board of Directors.

F. Combining the Positions of Chairman and Chief Executive Officer. It is the Board's policy that the positions of Chairman of the Board and Chief Executive Officer should be held by the same person. The Board believes that this practice provides the most efficient and effective leadership model for the Company.

G. No Lead Director. The Board believes that designating a lead Director is not necessary or appropriate for the best interests of the Company and its shareholders unless the Chairman and Chief Executive Officer is absent, and then only for the duration of his or her absence.

II. COMMITTEE COMPOSITION AND LEADERSHIP
A. Membership of Committees. All Board Committees are comprised entirely of outside independent Directors, except for the Executive Committee, which is chaired by the Chairman and Chief Executive Officer.

B. Rotation of Committee Memberships and Chairs. In order to assure that each Director has a broad exposure to the work of the various Board Committees, and at the same time to provide for continuity in the membership of each Committee, the Board has adopted the practice of rotating each outside Director's Committee assignments approximately every four to six years, except that, for continuity, Committee Chairs normally continue on their Committees for up to ten years. The Director who will become the Chair of a Committee should be selected from among the current members of the Committee and should be designated at least one year in advance in order to permit adequate preparation time and a smooth transition.

C. Committee Descriptions. There are five standing Committees of the Board: the Audit Committee, Compensation and Organization Committee, Executive Committee, Finance Committee and Governance Committee. The responsibilities and membership of these Committees are described in the Company's annual proxy statement.

III. PERFORMANCE ASSESSMENT AND SUCCESSION PLANNING

A. Board and Committee Assessments. Performance self-assessments are conducted annually by the Board and the Audit, Compensation and Organization, Finance and Governance Committees.

B. Chairman and Chief Executive Officer Performance Assessment. The performance of the Chairman and Chief Executive Officer is thoroughly assessed annually by the Compensation and Organization Committee, taking into account input from all outside Directors. Key performance and leadership categories are established. As to each category, each outside Director answers a set of specific questions, provides written comments, suggests opportunities for improvement, and comments on individual strengths. An external third party consolidates the feedback and provides a summary report to the Chair of the Compensation and Organization Committee who, in turn, reviews it with the full Board. The Chair of the Committee then reviews the report with the Chairman and Chief Executive Officer.

C. Senior Management Performance Assessment. One of the most important responsibilities of the Board is to assure that the Company's senior management is well qualified to conduct the Company's business affairs. The Board has delegated to the Chairman and Chief Executive Officer the responsibility to assess the performance of the senior management team. The Chairman and Chief Executive Officer, then, reports annually to the Board, giving his or her assessment of each officer's performance and his or her thoughts on succession planning. The Board of Directors takes these thoughts into account in its evaluation and direction of succession planning, especially in regard to the position of Chief Executive Officer.

D. Chief Executive Officer Succession Planning. It is the policy of the Board to be adequately prepared to deal with Chief Executive Officer succession, should the need arise, whether via emergency, resignation or retirement. The Board has established several processes that work together to achieve this result. The Chief Executive Officer annually leads a formal discussion with the Board to review all key executives, including each executive's performance, leadership attributes and readiness to assume additional responsibility. The Board also utilizes the annual review to discuss short- and long-term succession planning and emergency succession issues. By focusing on both the short and the long term, the Board identifies specific individual development needs, that are then communicated to each executive by the Chief Executive Officer in annual performance reviews and ongoing coaching sessions. In addition to the annual review, the Board feels it is important for each Director to interact personally and frequently with the key executives. For this purpose, the Board has established a formal process for each Director to meet with key executives individually so that all Directors are able to evaluate first-hand the executive's readiness and potential to assume greater responsibility within the Company or to step into the Chief Executive Officer role, if needed.

IV. OPERATION OF THE BOARD AND COMMITTEES

A. Director Responsibilities. The Board expects all Directors to fulfill the following basic responsibilities: (1) attend all meetings of the Board, relevant Board Committees and Annual Shareholders Meetings, (2) participate actively in meetings of the Board and relevant Board

Committees after review of materials that are provided to the Directors in advance of meetings, (3) act in a manner consistent with the best interests of the Company and its shareholders (avoiding conflicts of interest that would interfere with their doing so) and (4) exercise proper diligence and business judgment in performing their duties as members of the Board and its Committees.

B. Agendas and Background Information. The Agenda for each meeting of the Board and Committees should be sent to the Directors or Committee members in advance, along with background information on important subjects. Any Board or Committee member may ask for additions or changes in the Agenda.

C. Access to Management and Independent Advisors. Directors should request from management, or any other sources they may desire, information that they consider helpful in the performance of their duties. The Board and each Board Committee may retain independent legal counsel, consultants or other advisors as the Board or such Committee deems necessary and appropriate, the cost of which is borne by the Company.

D. Executive Sessions. At each Board meeting, the Board holds an executive session, in which only the Directors are present. The outside Directors also meet in executive session at each Board meeting, without the inside Director present, to discuss whatever topics they may deem appropriate. These executive sessions are chaired on a rotating basis by the outside Directors who chair the Audit, Compensation and Organization, Finance and Governance Committees. At least one such executive session is held every year attended only by Directors who meet the independence criteria of the Board of Directors and of the New York Stock Exchange. In addition, at each meeting of the Audit, Compensation and Organization, Finance and Governance Committees, an executive session is held, which is attended only by the Committee members, all of whom are independent Directors, without any members of the Company's management present, to discuss whatever topics they may deem appropriate.

E. Board Meetings on Strategic Planning. The Board devotes one extended meeting per year to strategic planning, along with portions of additional meetings throughout the year. Company performance is to be measured in terms of the Company's strategic objectives and its relative performance among its peers.

F. Concurrent Committee Meetings. Because of scheduling constraints, certain meetings of Board Committees are held concurrently, although doing so requires the inside Director to be absent from certain Committee meetings.

G. Minutes. Minutes of all Committee meetings are sent to all Directors for their information in advance of the following Board meeting, together with the minutes of the prior Board meeting.

H. Company Spokesperson. The Board of Directors has delegated to the Chairman and Chief Executive Officer, or his or her designees, the responsibility to serve as Company spokesperson.

I. Orientation for New Directors. An orientation process has been developed for new Directors, including background briefings by the Chairman and Chief Executive Officer, other senior officers and the Secretary.

J. Continuing Education for Directors. The Governance Committee regularly reviews the continuing education needs of the Board members, provides guidance and monitors the continuing education process. All Directors are encouraged to obtain Governance Committee-approved continuing education relating to their roles and responsibilities as members of the Board and its Committees.

V. COMPENSATION OF OUTSIDE DIRECTORS

A. Director Compensation. The Board of Directors with the advice of its Governance Committee determines the compensation of the outside Directors. The form and amount of Director compensation are intended to be competitive with Director compensation at peer companies, appropriate to the time and energy required of the Directors (as members of the Board and as members or Chairs of Board Committees) and consistent with the Directors' independence from the Company and its management.

B. Regular Reviews of Compensation. Regularly scheduled reviews of outside Director compensation are conducted by the Governance Committee to assure that the compensation remains competitive and appropriate. In this way, compensation reviews are not specially scheduled at management's initiative.

C. Pensions. In 1996, the Company's pension plan for outside Directors was discontinued as to newly-elected outside Directors. Those first elected in 1996 or later are not eligible to receive pension payments after retiring from the Board. However, each of the Directors is encouraged to take advantage of the opportunity under the 2005 Non-Employee Director Fee Deferral Plan to defer Director fees for payment following retirement from the Board, in the form of shares, the cash equivalent, or a combination of shares and cash, as previously elected by the Director.

D. Stock Options. When each outside Director is first elected to the Board, the Director receives an initial grant of stock options, exercisable at the market price of the shares on the date of grant. Thereafter, each outside Director annually receives stock options for a number of additional shares, with a market value on the date of grant equal to four times the outside Directors' annual retainer. These options also are exercisable at the market price of the shares on the date of grant.

E. Share Ownership Guidelines. The Board has adopted guidelines calling for each outside Director to acquire within five years a number of Company shares with a market value equal to three times the amount of the outside Directors' annual retainer.

VI. GENERAL

These Policies will be reviewed by the Governance Committee annually and may be amended from time to time.

                                   APPENDIX C

                               BOARD OF DIRECTORS
                             INDEPENDENCE CRITERIA

An Eaton Corporation Director will be considered independent if the Director meets all of the following criteria:

  1. The Director is not, and has not been within the previous three years, an employee of Eaton Corporation or any of its subsidiaries or affiliates. No member of the Director's immediate family(1) is, or has been within the previous three years, an executive officer of Eaton Corporation or any of its subsidiaries or affiliates.

  2. Neither the Director nor any member of his or her immediate family(1) has received, during any twelve-month period within the previous three years, more than $100,000 in direct compensation from Eaton Corporation or any of its subsidiaries or affiliates (including, without limitation, any consulting, advisory or other compensatory fees) except (a) fees which Eaton Corporation pays to its Directors for their services as members of the Board and members or Chairs of Board Committees and (b) fixed amounts of deferred compensation for prior service, which are not contingent in any way on continued service; provided that compensation paid to an immediate family(1) member for service as an employee other than an executive officer will not be considered in determining the Director's independence.

  3. The Director is not a partner or an employee with a firm that is the internal or external auditor for Eaton Corporation or any of its subsidiaries or affiliates; nor is any member of the Director's immediate family(1) a partner with such a firm or an employee who participates in the firm's audit, assurance or tax compliance practice (excluding its tax planning practice); nor has the Director or any member of the Director's immediate family(1) within the previous three years been a

---------------

(1) "Immediate family" means a Director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than the Director's domestic employees) who shares the Director's home.

     partner or employee with such a firm who within that time has personally worked on the audit of Eaton Corporation or any of its subsidiaries or affiliates.

  4. Neither the Director nor any member of his or her immediate family(1) is employed, or has been employed within the previous three years, as an executive officer of any company whose compensation committee at the same time included an individual who currently serves as an executive officer of Eaton Corporation or any of its subsidiaries or affiliates.

  5. The Director is not an employee, nor is any member of his or her immediate family(1) an executive officer, of another company as to which payments by Eaton Corporation to that company, or from that company to Eaton Corporation, including their respective subsidiaries and affiliates, for property or services have exceeded the greater of $1 million or 2% of the other company's consolidated gross revenues, in any of the other company's past three fiscal years.

  6. The Board of Directors has affirmatively determined that the Director has no material (2) relationship (whether financial, business, personal or otherwise) with Eaton Corporation or any of its subsidiaries or affiliates, either directly or as a partner, shareholder or officer of an organization, including a tax exempt organization, that has a relationship with Eaton Corporation or any of its subsidiaries or affiliates. Eaton Corporation will publicly disclose in its proxy statement any contributions it has made to any tax exempt organization in which an independent Eaton Director serves as an executive officer, if within the preceding three years such contributions in any single fiscal year have exceeded the greater of $1 million or 2% of the tax exempt organization's consolidated gross revenues.

Audit Committee members will be considered independent if they meet all of the above six criteria and the following additional two criteria:

  1. The Committee member has received no direct compensation from Eaton Corporation or any of its subsidiaries or affiliates (including, without limitation, any consulting, advisory or other compensatory fees) except (a) fees which Eaton Corporation pays to its Directors for their services as members of the Board and members or Chairs of Board Committees and (b) fixed amounts of deferred compensation for prior service, which is not contingent in any way on continued service.

  2. The Committee member is not an affiliate of Eaton Corporation (i.e., not controlling, controlled by, or under common control with, Eaton Corporation), such as a 10%-plus shareholder.

The Board of Directors has determined that simultaneous service by any Audit Committee member on a maximum of three public company audit committees, including the Eaton Corporation Audit Committee, does not impair his or her ability to effectively serve on the Eaton Corporation Audit Committee.

Directors and members of Eaton Corporation's management are encouraged to bring questions or concerns regarding Director independence or these criteria promptly to the attention of the Governance Committee Chair for guidance.

                                ---------------

---------------

(1) "Immediate family" means a Director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than the Director's domestic employees) who shares the Director's home.

(2) "Materiality" is to be considered from the standpoint of the Director and that of each organization of which the Director is a partner, shareholder or officer. The determination that, as to each Director individually, there is no material relationship (whether financial, business, personal or otherwise) will be made by the Board of Directors after consideration of the recommendation of its Governance Committee, based upon information provided by the Director and any other information that may be known to the Board. The purpose of Item #6 is ultimately to determine whether a Director has any relationship with Eaton Corporation, either directly or through any other person or organization, that may interfere with the exercise of the Director's independence from Eaton Corporation and its management.

                 BOARD OF DIRECTORS POLICY ON DIRECTORS' USE OF
                                 COMPANY PLANES

The Board of Directors believes that the Company should provide transportation to facilitate Director attendance at meetings of the Board and Board Committees, Annual Shareholders Meetings, Board visits to Company facilities and other appropriate Company events. Transportation may be provided through the use of Company planes and cars or through reimbursement of the Directors for the cost of commercial transportation. At the same time, the Board believes it is important that the independence of the outside Directors not be compromised, or appear to be compromised, by their accepting transportation from the Company for other purposes.

Therefore, the Board of Directors has adopted the following policy relating to the use of Company planes for transportation of outside Directors:

  1. Directors may be transported on Company planes to facilitate their attending meetings of the Board and Board Committees, Annual Shareholders Meetings, Board visits to Company facilities and other appropriate Company events. This policy contemplates transportation to and from Directors' homes, places of business or other locations, and may include transportation to and from Directors' other business commitments, unrelated to the Company, if necessary to facilitate the Directors' attending Company events. However, in no event may outside Directors be transported on Company planes to locations, or under circumstances, where the transportation would constitute compensation to the Directors. Directors will be deemed to have received compensation if the transportation would be treated as imputed income for U.S. federal tax purposes.

  2. The use of Company planes by the Directors pursuant to this policy is intended to be normal practice. It is not, and should not appear to be, discretionary with the Company's management.

  3. Company planes may not be used to transport spouses, other family members or guests of the outside Directors under circumstances where the transportation would be treated as imputed income to the Directors or to the family members for U.S. federal tax purposes.

  4. The Governance Committee of the Board is authorized to provide more detailed guidance on the appropriate use of Company planes by the Directors, within the intent of this policy.

                                   APPENDIX D

                           CHARTER OF AUDIT COMMITTEE

The Audit Committee shall be responsible to assist the Board of Directors in overseeing (1) the integrity of the Company's financial statements and its systems of internal accounting and financial controls, (2) the independence, qualifications and performance of the Company's independent auditor, (3) the performance of the Company's internal auditors and (4) the Company's compliance with legal and regulatory requirements.

The Audit Committee shall be comprised of at least three Directors recommended by the Governance Committee or by a majority of the independent members of the Board and appointed by the Board. Each Committee member shall meet the independence requirements, and all Committee members collectively shall meet the other requirements, of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, and rules adopted thereunder by the Securities and Exchange Commission. No Committee member shall concurrently serve on the audit committees of more than two other publicly-held companies. Members of the Audit Committee may be removed at any time by the Board of Directors upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Committee shall exercise sole authority to appoint, terminate and compensate the independent auditor, which shall report directly to the Committee.

The Audit Committee shall have the authority to retain and terminate special legal, accounting or other consultants to advise the Committee. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants, who will report directly to the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Company shall provide appropriate funding to the Audit Committee, as determined by the Committee, to compensate the auditors and any advisors to the Committee, in addition to funding the ordinary administrative expenses of the Committee.

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee shall make regular reports to the Board concerning the Committee's actions, conclusions and recommendations.

The Audit Committee shall:

  1. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

  2. Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor. Non-audit engagements with the independent auditor shall exclude in any event non-audit services prohibited by law.

  3. Resolve any disagreements between the independent auditor and the Company's management.

  4. At least annually, obtain and review a report by the independent auditor delineating all relationships between the independent auditor and the Company, consider the compatibility of the independent auditor's non-audit services (if any) with its independence and take appropriate action to satisfy itself of the independence of the independent auditor.

  5. At least annually, obtain and review a report by the independent auditor describing the following: (a) the independent auditor's internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.

  6. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, replace the independent auditor. The evaluation shall include a review and evaluation of the performance of the independent auditor's lead partner. The lead partner and the audit partner responsible for reviewing the Company's audit shall be rotated off the Company's audit at least once every five years, or any time that the Audit Committee may determine. The Committee also shall consider whether, in order to assure continuing auditor independence, it is appropriate to rotate the independent auditor.

  7. Set clear hiring policies for employees or former employees of the independent auditor that comply with the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange.

  8. Meet to review and discuss with management and the independent auditor the Company's annual audited financial statements prior to the filing of each Form 10-K report. This review shall include a discussion of major issues regarding accounting principles, financial statement presentations or the adequacy of internal controls that could significantly affect the financial statements. This review also shall include a discussion of the type of information to be disclosed in the Company's annual earnings press release and a discussion of the specific disclosures to be made by the Company under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K report. The Committee shall then recommend to the Board whether the financial statements should be included in the annual report to shareholders and the annual report on Form 10-K.

  9. Review analyses prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's annual financial statements.

 10. Meet to review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of each Form 10-Q report. This review shall include a discussion of the type of information to be disclosed in the Company's quarterly earnings press release and a discussion of the specific disclosures to be made by the Company under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-Q report.

 11. Review and discuss quarterly reports by the independent auditor on:

     (a) all critical accounting policies and practices to be used;

     (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

     (c) other material written communications between the independent auditor and the Company's management, such as a management letter or schedule of unadjusted differences.

 12. Review material changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

 13. Discuss with the independent auditor any matters raised by the independent auditor under generally accepted auditing standards relating to the conduct of the Company's annual audit and quarterly reviews, including the independent auditor's judgment about the quality of the Company's accounting principles as applied in its financial reporting.

 14. Review with the independent auditor any problems or difficulties the independent auditor may have encountered in the annual audit.

 15. Review with the Company's General Counsel legal matters that may have a material impact on the Company's financial statements.

 16. Meet periodically with management to review the Company's material financial risk exposures and the steps management has taken to monitor and control such exposures.

 17. Receive quarterly reports by the Director -- Global Ethics of any issues relating to the Company's accounting, financial reporting, financial integrity or similar matters.

 18. Review and approve the Company's annual internal audit plan.

 19. Annually review the Company's assessment of the effectiveness of the Company's internal control structure and procedures, including the attestation of the independent auditor concerning that assessment.

 20. Review the report of the Director -- Audits on internal controls and internal audit results.

 21. Annually review and approve the compensation of the Company's Director -- Audits.

 22. Review and approve the appointment and any replacement of the Company's Director -- Audits.

 23. Meet with the Director -- Audits and independent auditor prior to the Company's annual audit to review the scope, planning and staffing of the audit.

 24. Review disclosures by the chief executive officer and chief financial officer during their certification process for Form 10-K and Form 10-Q reports in regard to any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

 25. Discuss the types of information to be disclosed in earnings guidance to analysts and others, and the type of presentation made to rating agencies, with the understanding that the Committee need not discuss in advance each instance in which the Company may provide earnings guidance.

 26. Meet several times per year with the Company's chief financial officer, Director -- Audits, independent auditor and Director -- Global Ethics in separate executive sessions.

 27. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

 28. Assure that performance evaluations of the Audit Committee are conducted annually.

While the Audit Committee shall have the responsibilities and powers set forth in this Charter, it shall not be the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These instead shall be the responsibility of management and the independent auditor.

                                   APPENDIX E

                                   CHARTER OF
                    COMPENSATION AND ORGANIZATION COMMITTEE

The Compensation and Organization Committee shall be comprised of at least three Directors, all of whom meet the independence requirements of the New York Stock Exchange and the Board of Directors. The Committee members shall be appointed by the Board of Directors upon the recommendation of the Governance Committee or a majority of the independent members of the Board. Committee members may be removed by the Board of Directors at any time upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Compensation and Organization Committee shall have the following responsibilities:

 1. Annually evaluate the performance of the Chairman and Chief Executive Officer, taking into account input from all outside Directors, and review the performance evaluations of the other elected officers of the Company;

 2. Maintain and periodically review a succession plan for key officer positions of the Company, including the position of Chairman and Chief Executive Officer;

 3. Conduct periodic reviews of the Company's processes, policies and practices that support the recruitment and development of an appropriately diverse pool of technical, professional, managerial and executive talent on a global basis;

 4. Recommend to the Board the individual who should assume the position of Chairman and Chief Executive Officer if that position becomes vacant;

 5. Annually review the aggregate amount of awards to be made under the Executive Incentive Compensation Plan and adjust that amount as the Committee deems appropriate within the terms of the Plan;

 6. Establish performance objectives under the Company's short-term and long-term incentive compensation plans and determine the attainment of such performance objectives;

 7. Annually determine the salary of each elected officer of the Company, subject to discussion by the Board and endorsement by the independent Directors;

 8. Annually review the awards to be made to the elected officers under the Executive Incentive Compensation Plan;

 9. Annually review the awards to be made to the elected officers under the Company's long-term incentive compensation plans;

10. Administer the Company's stock plans and periodically approve grants of stock options and other equity-based awards to Company employees;

11. In determining the compensation of the Chairman and Chief Executive Officer, the Committee shall (a) review and approve corporate goals and objectives that the Committee deems to be relevant to Chairman and Chief Executive Officer compensation, (b) evaluate the Chairman and Chief Executive Officer's performance in light of those goals and objectives and (c) set the Chairman and Chief Executive Officer's compensation level based on that evaluation.

12. Review proposed organization or responsibility changes at the officer level;

13. Periodically review all of the Company's compensation and perquisite practices for employees who are key to the Company's business to confirm that such practices remain equitable and competitive;

14. Establish such share ownership retention guidelines for Company officers and other executives as the Committee may deem appropriate and monitor the administration of those guidelines;

15. Review (a) proposed new employee benefit plans for very large employee populations, (b) material changes to the basic conceptual direction of any such existing plans, (c) changes to such plans that would substantially increase or decrease benefits for officers in any manner that is not generally similar for all participants and is therefore disproportionate,
    (d) proposed new employee benefit plans that are material and primarily for the benefit of employees who are key to the Company's business, (e) equity compensation plans which, under the New York Stock Exchange listing standards, are subject to shareholder approval and (f) changes to any such existing plans that would substantially increase or decrease the benefits provided by those plans;

16. Prepare an annual report for the Company's proxy statement regarding executive compensation, as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange;

17. Periodically report to the Board concerning the Committee's actions, conclusions and recommendations; and

18. Assure that performance evaluations of the Committee are conducted annually.

The Compensation and Organization Committee shall have the authority to retain and terminate compensation consultants and other advisors to advise the Committee in the evaluation of compensation for the Chairman and Chief Executive Officer and other officers or on other matters. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants or other advisors, who will be directly responsible to the Committee.

                                   APPENDIX F

                          CHARTER OF FINANCE COMMITTEE

The Finance Committee shall be comprised of at least three Directors, all of whom qualify as "independent" under the standards adopted by the New York Stock Exchange and the Board of Directors. The Committee members shall be appointed by the Board upon the recommendation of the Governance Committee or a majority of the independent members of the Board. Committee members may be removed by the Board at any time upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Finance Committee shall have the following responsibilities:

 1. Periodically review the financial condition of the Company, including its total financial resources, strengths and capabilities, and recommend financial policies to the Board of Directors;

 2. Analyze Company policy with respect to its debt-equity relationship and make recommendations to the Board with respect thereto;

 3. Review the Company's dividend policy and make recommendations to the Board with respect thereto;

 4. Review the Company's cash flow, including its total capital expenditure program, working capital changes and other current and anticipated financial requirements;

 5. Review proposals for share issuances and repurchases;

 6. Review proposals for long- and short-term debt financing;

 7. Review the Company's risk management program and its adequacy to safeguard the Company against extraordinary liabilities and losses;

 8. Periodically meet with, and review the performance of, the Pension Investment Committee, the Pension Administration Committee and any other fiduciaries that the Board may appoint with respect to the Company's pension and other retirement income plans (including employee share purchase or similar plans);

 9. Annually review the key assumptions used to calculate annual pension expense, including the assumed long-term return on pension plan assets and the discount rate used to determine the present value of pension plan liabilities;

10. Periodically report to the Board concerning the Committee's actions, conclusions and recommendations;

11. Assure that performance evaluations of the Finance Committee are conducted annually.

The Finance Committee shall have the authority to retain and terminate consultants and other advisors to advise the Committee in the performance of its responsibilities. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants and other advisors, who will report directly to the Committee.

                                   APPENDIX G

                                 CODE OF ETHICS

Eaton Corporation requires that all directors, officers and employees of Eaton, its subsidiaries and affiliates ("Eaton"), abide by the fundamental principles of ethical behavior listed here in performing their duties.

OBEYING THE LAW--We respect and obey the laws, rules and regulations applying to our businesses around the world.

INTEGRITY OF RECORDING AND REPORTING OUR FINANCIAL RESULTS--We properly maintain accurate and complete financial and other business records, and communicate full, fair, accurate, timely and understandable financial results. In addition, we recognize that various officers and employees of Eaton must meet these requirements for the content of reports to the U.S. Securities and Exchange Commission, or similar agencies in other countries, and for the content of other public communications made by Eaton.

RESPECTING HUMAN RIGHTS--We respect human rights and require our suppliers to do the same.

DELIVERING QUALITY--We are committed to producing quality products and services. Our business records and communications involving our products and services are truthful and accurate.

COMPETING ETHICALLY--We gain competitive advantage through superior performance. We do not engage in unethical or illegal trade practices.

RESPECTING DIVERSITY AND FAIR EMPLOYMENT PRACTICES--Throughout the world we are committed to respecting a culturally diverse workforce through practices that provide equal access and fair treatment to all employees on the basis of merit. We do not tolerate harassment or discrimination in the workplace.

AVOIDING CONFLICTS OF INTEREST--We avoid relationships or conduct that might compromise judgment or create actual or apparent conflicts between our personal interests and our loyalty to Eaton. We do not use our position with Eaton to obtain improper benefits for others or ourselves. We do not compete with Eaton.

PROTECTING OUR ASSETS--We use Eaton property, information and opportunities for Eaton's business purposes and not for unauthorized use. We properly maintain the confidentiality of information entrusted to us by Eaton or others.

OFFERING/ACCEPTING GIFTS, ENTERTAINMENT, BRIBES OR KICKBACKS--We do not offer or accept gifts or entertainment of substantial value. We do not offer or accept bribes or kickbacks.

SELLING TO GOVERNMENTS--We comply with the special laws, rules and regulations that relate to government contracts and relationships with government personnel.

POLITICAL CONTRIBUTIONS--We do not make contributions on behalf of Eaton to political candidates or parties even where lawful.

REPORTING ETHICAL, LEGAL OR FINANCIAL INTEGRITY CONCERNS--Any person may openly or anonymously report any ethical concern or any potential or actual legal or financial violation, including any fraud, accounting, auditing, tax or record-keeping matter, to the Director--Global Ethics of Eaton. For reports that are not made anonymously, confidentiality will be maintained to the extent possible while permitting an appropriate investigation.

Reports may be made openly or anonymously by regular mail to Director-Global Ethics, Eaton Corporation, Eaton Center, Cleveland, Ohio 44114. Reports may also be made to the office of the Director--Global Ethics by e-mail or telephone through Eaton's Ethics and Financial Integrity Help Line:

E-MAIL Access the Ethics and Financial Integrity Help Line through the Employee Services tab on Eaton's intranet. The message will be anonymous unless the sender identifies himself or herself. Alternatively, send a regular Outlook e-mail, which will not be anonymous, to Ethics@eaton.com.

TELEPHONE     From the U.S. and Canada, dial toll free 1-800-433-2774. This call will be anonymous unless the caller identifies himself or herself.

              From all other countries, dial your country's AT&T access code (found on e-net), and then dial toll free 1-800-433-2774. This call will be anonymous unless the caller identifies himself or herself.

NON-ENGLISH   If you are not comfortable making your report in English through the Ethics and Financial Integrity Help Line, please use your native language to e-mail or write your concern to the address above, and we will translate your letter or e-mail.

Eaton will not permit any retaliation against any employee who reports an ethical, legal or financial concern nor will it discipline any employee for making a report in good faith.

                      ------------------------------------

PERSONAL RESPONSIBILITY

Every officer, director and employee has the personal responsibility to read, know and comply with the principles contained in this Code of Ethics. Compliance with these principles is a condition of employment, and failure to comply will result in discipline up to and including termination.

The Board of Directors shall determine, or designate appropriate management personnel to determine, the actions to be taken in the event of violations of the Code of Ethics. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Ethics.

Every officer, director and employee has the duty to bring to the attention of a supervisor or another member of management, or the Director--Global Ethics, or the Chairs of the Audit or Governance Committees of the Board of Directors, or directly to the full Board of Directors, any activity that in his or her judgment would violate these principles. Potential violations may be reported to the Board or relevant Committee Chair by mail in care of the Director-Global Ethics, at the above address. The Director will forward it unopened to the addressee(s).

                                                  ------------------------------
                                                        VOTE BY TELEPHONE
                                                  ------------------------------
[EATON LOGO]                                      Have your proxy card available
c/o Corporate Election Services                   when you call the TOLL-FREE
P.O. Box 1150                                     NUMBER 1-800-542-1160 using a
Pittsburgh, PA 15230                              touch-tone telephone and
-------------------------------                   follow the simple directions
                                                  that will be presented to you
                                                  to record your vote.

                                                  ------------------------------
                                                         VOTE BY INTERNET
                                                  ------------------------------
                                                  Have your proxy card available
                                                  when you access the website
                                                  http://www.votefast.com and
                                                  follow the simple directions
                                                  that will be presented to you
                                                  to record your vote.

                                                  ------------------------------
                                                           VOTE BY MAIL
                                                  ------------------------------
                                                  Please mark, sign and date
                                                  your proxy card and return it
                                                  in the POSTAGE-PAID ENVELOPE
                                                  provided or return it to:
                                                  Corporate Election Services,
                                                  P.O. Box 1150, Pittsburgh, PA
                                                  15230.


------------------------     ------------------------   ------------------------
   VOTE BY TELEPHONE             VOTE BY INTERNET             VOTE BY MAIL
 Call toll free using a       Access the website and        Return your proxy
 touch-tone telephone:           cast your vote:           in the postage-paid
   1-800-542-1160             http://www.votefast.com       envelope provided
------------------------     ------------------------   ------------------------


                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!
YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 11:59 P.M. EASTERN DAYLIGHT
     TIME ON APRIL 26, 2005 IN ORDER TO BE COUNTED IN THE FINAL TABULATION.


                      ===================================
                        -
                      ===================================

         - PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. -
--------------------------------------------------------------------------------

[EATON LOGO]
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2005.

The undersigned hereby appoints A. M. Cutler, J. R. Horst and E. R. Franklin as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse side of this card, all of the Eaton common shares held by the undersigned on February 28, 2005, at the annual meeting of shareholders to be held at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, on April 27, 2005, at 10:30 a.m. local time and at any adjournments thereof.


                                        ----------------------------------------
                                        Signature(s)


                                        ----------------------------------------
                                        Signature(s)


                                        Date:                             , 2005
                                             -----------------------------

                                        Please sign exactly as your name(s)
                                        appear on this proxy. If shares are held jointly, all joint owners should sign. If signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

                             YOUR VOTE IS IMPORTANT!

          IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO CORPORATE ELECTION SERVICES, P.O. BOX 1150, PITTSBURGH, PA 15230, SO THAT YOUR SHARES MAY BE REPRESENTED AT EATON CORPORATION'S 2005 ANNUAL MEETING. IF YOU VOTE BY TELEPHONE OR INTERNET, IT IS NOT NECESSARY TO RETURN THIS PROXY CARD.







    - PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. -

--------------------------------------------------------------------------------
EATON CORPORATION                                                         PROXY
--------------------------------------------------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FOLLOWING DIRECTOR NOMINEES AND FOR PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES.


1.   Election of 4 Directors:
     Nominees:  (01) Ned C. Lautenbach  (02) John R. Miller  (03) Gregory R. Page  (04) Victor A. Pelson

     [ ] FOR all nominees listed above                  [ ]  WITHHOLD authority to vote for
         (except as marked to the contrary below)            all nominees listed above

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME OR NUMBER ON THE LINE BELOW.

     ----------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

2.   Ratification of the appointment of Ernst & Young LLP as independent auditors for 2005.

     [ ]  FOR                       [ ]  AGAINST                       [ ]  ABSTAIN

3.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
     THE MEETING.

                PROXY TO BE SIGNED AND DATED ON THE REVERSE SIDE

                                                  ------------------------------
                                                         VOTE BY TELEPHONE
[EATON LOGO]                                      ------------------------------
c/o Corporate Election Services                   Have your voting instruction
P.O. Box 1150                                     form available when you call
Pittsburgh, PA 15230                              the TOLL-FREE NUMBER
-------------------------------                   1-800-542-1160 using a
                                                  touch-tone telephone and
                                                  follow the simple directions
                                                  that will be presented to you
                                                  to record your vote.

                                                  ------------------------------
                                                         VOTE BY INTERNET
                                                  ------------------------------
                                                  Have your voting instruction
                                                  form available when you access
                                                  the website
                                                  http://www.votefast.com and
                                                  follow the simple directions
                                                  that will be presented to you
                                                  to record your vote.

                                                  ------------------------------
                                                            VOTE BY MAIL
                                                  ------------------------------
                                                  Please mark, sign and date
                                                  your voting instruction form
                                                  and return it in the
                                                  POSTAGE-PAID ENVELOPE provided
                                                  or return it to: Corporate
                                                  Election Services, P.O. Box
                                                  1150, Pittsburgh, PA 15230.


-----------------------  -----------------------  -----------------------------
   VOTE BY TELEPHONE        VOTE BY INTERNET               VOTE BY MAIL
Call toll free using a   Access the website and   Return your voting instruction
 touch-tone telephone:       cast your vote:         form in the postage-paid
    1-800-542-1160       http://www.votefast.com         envelope provided
-----------------------  -----------------------  -----------------------------

                       VOTE 24 HOURS A DAY, 7 DAYS A WEEK!
YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 11:59 P.M. EASTERN DAYLIGHT
     TIME ON APRIL 24, 2005 IN ORDER TO BE COUNTED IN THE FINAL TABULATION.

                         ===============================
                            -
                         ===============================

         - PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. -
--------------------------------------------------------------------------------

[EATON LOGO]
 THIS VOTING INSTRUCTION FORM IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2005.

The undersigned, as a participant in the (a) Eaton Savings Plan or (b) Eaton Personal Investment Plan ((a) and (b) collectively called the "Plans"), hereby directs the Trustee, Fidelity Management Trust Company, to vote all common shares of Eaton Corporation credited to the account of the undersigned under the Plans on February 28, 2005, in the manner indicated on the reverse side of this form, at the annual meeting of shareholders to be held at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, on April 27, 2005, at 10:30 a.m. local time and at any adjournments thereof. Under each of the Plans, if the Trustee does not receive proper voting instructions by April 24, 2005 instructing the Trustee how to vote the Eaton shares in the account of the undersigned, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions from other Plan participants.




                                              ----------------------------------
                                              Signature

                                              Date:                       , 2005
                                                   -----------------------

                                              Please sign exactly as your name
                                              appears to the left.

                             YOUR VOTE IS IMPORTANT!

          IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THIS VOTING INSTRUCTION FORM AND RETURN IT BY APRIL 24, 2005 IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO CORPORATE ELECTION SERVICES, P.O. BOX 1150, PITTSBURGH, PA 15230, SO THAT YOUR SHARES MAY BE REPRESENTED AT EATON CORPORATION'S 2005 ANNUAL MEETING. IF YOU VOTE BY TELEPHONE OR INTERNET, IT IS NOT NECESSARY TO RETURN THIS VOTING INSTRUCTION FORM.

          - PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. -

--------------------------------------------------------------------------------
EATON CORPORATION                                        VOTING INSTRUCTION FORM
--------------------------------------------------------------------------------
THIS VOTING INSTRUCTION FORM WHEN PROPERLY EXECUTED WILL CAUSE YOUR SHARES TO BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED ON YOUR EXECUTED FORM, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE FOLLOWING DIRECTOR NOMINEES AND FOR PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES.

1.  Election of 4 Directors:

    Nominees: (01) Ned C. Lautenbach  (02) John R. Miller  (03) Gregory R. Page  (04) Victor A. Pelson

    [ ] FOR all nominees listed above                  [ ]  WITHHOLD authority to vote for
        (except as marked to the contrary below)            all nominees listed above

        TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME OR NUMBER
        ON THE LINE BELOW.

        ---------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

2.  Ratification of the appointment of Ernst & Young LLP as independent auditors for 2005.

    [ ] FOR                          [ ] AGAINST                         [ ] ABSTAIN

3.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
    BEFORE THE MEETING.

                 FORM TO BE SIGNED AND DATED ON THE REVERSE SIDE

                                                 -------------------------------
                                                       VOTE BY TELEPHONE
[EATON LOGO]                                     -------------------------------
c/o Corporate Election Services                   Have your voting instruction
P.O. Box 1150                                     form available when you call
Pittsburgh, PA 15230                              the TOLL-FREE NUMBER
------------------------------                    1-800-542-1160 using a
                                                  touch-tone telephone and
                                                  follow the simple directions
                                                  that will be presented to you
                                                  to record your vote.

                                                 -------------------------------
                                                         VOTE BY INTERNET
                                                 -------------------------------
                                                  Have your voting instruction
                                                  form available when you access
                                                  the website
                                                  http://www.votefast.com and
                                                  follow the simple directions
                                                  that will be presented to you
                                                  to record your vote.

                                                 -------------------------------
                                                           VOTE BY MAIL
                                                 -------------------------------
                                                  Please mark, sign and date
                                                  your voting instruction form
                                                  and return it in the
                                                  POSTAGE-PAID ENVELOPE provided
                                                  or return it to: Corporate
                                                  Election Services, P.O. Box
                                                  1150, Pittsburgh, PA 15230.

-----------------------  -----------------------  ------------------------------
   VOTE BY TELEPHONE        VOTE BY INTERNET              VOTE BY MAIL
Call toll free using a   Access the website and   Return your voting instruction
 touch-tone telephone:       cast your vote:         form in the postage-paid
    1-800-542-1160       http://www.votefast.com        envelope provided
-----------------------  -----------------------  ------------------------------




                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!
YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 11:59 P.M. EASTERN DAYLIGHT
     TIME ON APRIL 24, 2005 IN ORDER TO BE COUNTED IN THE FINAL TABULATION.


                            =======================
                              -
                            =======================

         - PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. -
--------------------------------------------------------------------------------

[EATON LOGO]
  THIS VOTING INSTRUCTION FORM IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2005.

The undersigned, as a participant in the Eaton Electrical de Puerto Rico, Inc. Retirement Savings Plan, hereby directs the Trustee, KeyBank National Association, to vote all common shares of Eaton Corporation credited to the account of the undersigned under the Plan on February 28, 2005, in the manner indicated on the reverse side of this form, at the annual meeting of shareholders to be held at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio, on April 27, 2005, at 10:30 a.m. local time and at any adjournments thereof. If the Trustee does not receive proper voting instructions by April 24, 2005 instructing the Trustee how to vote the Eaton shares in the account of the undersigned, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions from other Plan participants.



                                              ----------------------------------
                                              Signature

                                              Date:                       , 2005
                                                   -----------------------

                                              Please sign exactly as your name
                                              appears to the left.

                             YOUR VOTE IS IMPORTANT!

          IF YOU DO NOT VOTE BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THIS VOTING INSTRUCTION FORM AND RETURN IT BY APRIL 24, 2005 IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO CORPORATE ELECTION SERVICES, P.O. BOX 1150, PITTSBURGH, PA 15230, SO THAT YOUR SHARES MAY BE REPRESENTED AT EATON CORPORATION'S 2005 ANNUAL MEETING. IF YOU VOTE BY TELEPHONE OR INTERNET, IT IS NOT NECESSARY TO RETURN THIS VOTING INSTRUCTION FORM.






         - PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING. -
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EATON CORPORATION                                       VOTING INSTRUCTION FORM
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THIS VOTING INSTRUCTION FORM WHEN PROPERLY EXECUTED WILL CAUSE YOUR SHARES TO BE
VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED ON YOUR EXECUTED FORM, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF THE FOLLOWING DIRECTOR NOMINEES AND FOR PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES.


1.  Election of 4 Directors:

    Nominees:  (01) Ned C. Lautenbach  (02) John R. Miller  (03) Gregory R. Page  (04) Victor A. Pelson

    [ ] FOR all nominees listed above               [ ] WITHHOLD authority to vote for
        (except as marked to the contrary below)        all nominees listed above

    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME OR NUMBER ON THE
    LINE BELOW.

    ----------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

2.  Ratification of the appointment of Ernst & Young LLP as independent auditors for 2005.

    [ ] FOR                       [ ] AGAINST                      [ ] ABSTAIN

3.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
    BEFORE THE MEETING.

                 FORM TO BE SIGNED AND DATED ON THE REVERSE SIDE